MERGER AGREEMENT


                            Dated as of June 10, 2004


                                      among


                            C & D TECHNOLOGIES, INC.


                        CLETADD ACQUISITION CORPORATION,


                                       and

                            DATEL HOLDING CORPORATION


















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                                MERGER AGREEMENT


     This MERGER AGREEMENT, dated as of June 10, 2004 (this "Agreement"), is among (i) C & D Technologies, Inc., a Delaware corporation (the "Parent"), (ii) Cletadd Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Acquirer"), and (iii) Datel Holding Corporation, a Delaware corporation, (the "Company").

                                    RECITALS

     WHEREAS, the Company has authorized capital stock consisting of (i) 10,000,000 shares of Common Stock, par value $0.01 per share ("Company Common Stock"), of which 3,925,575 shares are issued and outstanding as of the date hereof, and (ii) 500,000 shares of Preferred Stock, par value $0.01 per share, of which 15,000 shares have been designated Class A Preferred Stock ("Company Preferred Stock"), of which 7,637 shares are issued and outstanding as of the date hereof;

     WHEREAS, the Company has an aggregate of 477,500 outstanding options to purchase shares of Company Common Stock ("Company Options");

     WHEREAS, the Acquirer has an authorized capital of 100 shares of common stock, par value $0.01 per share, all of which shares are issued and outstanding and held by the Parent;

     WHEREAS, the boards of directors of each of the Parent, the Acquirer, and the Company believe that the merger of the Acquirer with and into the Company would be advantageous and beneficial to their respective corporations and stockholders; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of and inducement to the Parent and the Acquirer entering into this Agreement (i) certain beneficial and record holders of Company Common Stock are entering into an agreement dated as of the date hereof, in the form attached hereto as Exhibit A (the "Voting Agreement") providing for the vote by such stockholders in favor of the Merger and the transactions contemplated by this Agreement and (ii) the Company has approved the execution and delivery of the Voting Agreement by the stockholders party thereto.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree that the Acquirer shall be merged with and into the Company, and the Company shall continue as the surviving corporation, in accordance with the laws of the State of Delaware, and upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

                                   ARTICLE 1

                                   THE MERGER

     Section 1.1 Closing and Effective Date of Merger. Subject to and upon the terms and conditions set forth in this Agreement, the closing of the transactions contemplated under this Agreement (the "Closing") will be held at the office of Brown Rudnick Berlack Israels LLP at One Financial Center, Boston, Massachusetts 02111, on June 30, 2004, or such other date as may be agreed upon among the parties hereto (the "Closing Date"). On the Closing Date, the Company and the Acquirer shall cause to be definitively executed and delivered to each other a Certificate of Merger, and cause such document to be filed with the Secretary of State of the State of Delaware in order to cause the Merger to become effective under, and in accordance with, the laws of the State of Delaware and this Agreement. The Merger shall become effective on the date and at the time of filing of the Certificate of Merger with the Secretary of State for the State of Delaware, or at such other time as shall be agreed upon by the Company and the Acquirer and as shall be set forth in the Certificate of Merger (the "Effective Time"). The date on which the Effective Time occurs shall be referred to herein as the "Effective Date." For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

     Section 1.2 Terms and Conditions of Merger. At the Effective Time, pursuant to this Agreement and the Certificate of Merger, automatically and without further action:

          (a) The Acquirer shall be merged with and into the Company and the separate existence of the Acquirer shall cease.

          (b) The Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

          (c) The effect of the Merger will be as provided in the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL").

          (d) All of the estate, properties, rights, privileges, powers and franchises of the Company and the Acquirer and all of their property, real, personal and mixed, and all debts due on whatever account to either of the Company or the Acquirer shall vest in the Surviving Corporation, without further act or deed, except as contemplated by this Agreement.

          (e) The Surviving Corporation shall be responsible for all of the liabilities and obligations of each of the Company and the Acquirer and the liabilities of the Company and the Acquirer shall not be affected nor shall the rights of creditors thereof or of any Persons dealing with the Company or the Acquirer be impaired.

          (f) The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Acquirer immediately prior to the Effective Time, except that the name of the


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



          corporation set forth therein shall be changed to the name of the Company.

          (g) The Bylaws of the Surviving Corporation shall be the same as the Bylaws of the Acquirer immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

          (h) From and after the Effective Time, the board of directors of the Surviving Corporation will consist of the individuals then serving as the directors of the Acquirer. Each such director will hold office, subject to the applicable provisions of the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until the next annual meeting of stockholders of the Surviving Corporation and until its successor shall be duly elected or appointed and shall duly qualify. If, at or after the Effective Time, a vacancy shall exist in the board of directors by reason of death or inability to act, or for any other reason, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

          (i) From and after the Effective  Time, the  individuals  set forth on
          Schedule 1.2(i) shall be the officers of the Surviving Corporation and shall act as such and hold the offices set forth opposite their names until their respective successors are duly elected or appointed and qualified. If, at or after the Effective Time, a vacancy shall exist in any of the offices of the Surviving Corporation by reason of death or inability to act, or for any other reason, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

          (j) Enterprise Value. The enterprise value to be paid by the Parent or the Acquirer at or immediately prior to the Effective Time in connection with the transactions contemplated hereby is $74,600,000 (the "Enterprise Value").

     Section 1.3 Payment of Enterprise Value; Procedures.

          (a) Payment of Transaction Expenses. At or immediately prior to the Effective Time, the Parent will, or will cause the Acquirer to, pay, out of the Enterprise Value, by wire transfer of immediately available funds, the Transaction Expenses. The term "Transaction Expenses" shall mean all costs, fees and expenses of the Company paid or payable to America's Growth Capital, Brown Rudnick Berlack Israels LLP, the Company's accountants, any director or employee of the Company to whom any fees or reimbursement of expenses are owed in connection with the transactions contemplated by this Agreement (net of any applicable withholding required by law, it being understood that any amount so withheld shall nonetheless be considered as having been paid as part of Transaction Expenses), and any other Persons as to whom expenses are incurred who are retained by the Company to assist in the transactions contemplated by this Agreement, as a result of or in connection with the negotiation and consummation of the Merger and the transactions contemplated by this Agreement (including, if elected by the Stockholder Representatives, any fees and expenses of the Stockholder Representatives).

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



          (b) Indebtedness. At or immediately prior to the Effective Time, the Parent will, or will cause the Acquirer to, out of the Enterprise Value, pay, or at Parent's election, permit to remain outstanding as an obligation of the Surviving Corporation the Indebtedness of the Company outstanding as of the Closing Date. The term "Indebtedness" shall include, without limitation, any amount outstanding or payable under the Mortgage, the Master Lease and the Citizens Line.

          (c) Payment of Aggregate Merger Consideration. At or immediately prior to the Effective Time, the Parent will, or will cause the Acquirer to, deliver, out of the Enterprise Value, an amount equal to (i) the amount of the Enterprise Value, less (ii) the amount of the Transaction Expenses, less (iii) the amount of the Indebtedness of the Company outstanding on the Closing Date (other than any Indebtedness incurred by the Company to pay the Aggregate Option Consideration),
          less (iv) the Escrow Amount, less (v) the Aggregate Option Consideration (such net amount, the "Aggregate Merger Consideration") to the Paying Agent, which amount shall be used by the Paying Agent to make payments as contemplated by the Exchange and Paying Agent Agreement to the Stockholders. At or immediately prior to the Effective Time, the Parent will, or will cause the Acquirer, out of the Enterprise Value, to deliver the Escrow Amount to the Escrow Agent for deposit in escrow in accordance with the terms of the Escrow Agreement. Upon receipt by the Paying Agent of the Aggregate Merger Consideration, and upon receipt by the Escrow Agent of the Escrow Amount, the Parent and the Acquirer shall not be liable to any party (including any Company Stockholder) for payment of any portion of the Aggregate Merger Consideration or the Escrow Amount.

          (d) Final Statement.

               (i) Within thirty (30) calendar days after the Effective Time, the Parent shall cause the Surviving Corporation to prepare and deliver to the Stockholder Representatives an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the Closing Date, and within sixty (60) calendar days after the Effective Time, the Stockholder Representatives shall cause the Boston office of PricewaterhouseCoopers LLP (the "Accountants") to audit such unaudited balance sheet and deliver to the Parent and the Stockholder Representatives an audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the Closing Date (the "Closing Balance Sheet") and a certified written statement setting forth (x) the Net Worth of the Company as of the close of business at the Effective Time and (y) the amount of cash and cash equivalents held by the Company as of the close of business at the Effective Time (the "Final Statement"). In connection with the preparation of the Closing Balance Sheet and the Final Statement, the Surviving Corporation shall conduct a physical inventory of the Company as of the close of business at the Effective Time. The physical inventory shall be conducted in the same manner, follow the same principles, practices, policies and procedures and shall use the same methodology as the Company used in its prior physical inventory for the preparation of the Audited Financial Statements. The Stockholder Representatives and their representatives and the Accountants shall be entitled to observe the physical inventory. The physical inventory shall be completed


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


          within five (5) business days after the Closing Date, but shall be as of the close of business at the Effective Time. The Closing Balance Sheet and the Final Statement shall be prepared in accordance with GAAP applied consistently as reflected in the Audited Financial Statements, shall follow the same principles, practices, policies and procedures and shall use the same methodology followed and used by the Company in the preparation of the Audited Financial Statements, including inventory valuation policies. For purposes of the preparation of the Closing Balance Sheet and the Final Statement, (1) Taxes payable shall be determined in accordance with GAAP, shall reflect an estimate (consistent with the practices and policies followed by the Company for estimates used in the preparation of the Audited Financial Statements) of Taxes due or refundable based on earnings or losses attributable to the operations of the Company and its Subsidiaries for all periods, or partial periods, ending on and including the Closing Date, and (2) federal and state employment Taxes imposed on the Company in connection with the payment of the Aggregate Option Consideration in exchange for the cancellation of the Company Options shall be excluded. The Closing Balance Sheet and the Final Statement shall be accompanied by reasonable documentation and associated work papers to enable Parent, the Surviving Corporation, and the Stockholder Representatives to verify the preparation of the Closing Balance Sheet, the Final Statement and the calculation of Net Worth. The Parent and the Surviving Corporation shall provide the Accountants and the Stockholder Representatives and their representatives reasonable access, during normal business hours, to the books, records (including work papers) and facilities and to the Surviving Corporation's employees for the purpose of the Stockholder Representatives verifying the preparation of and the Accountants auditing the Closing Balance Sheet and preparing the Final Statement and the calculation of Net Worth. The term "Net Worth" shall mean Total Assets minus Total Liabilities. The terms "Total Assets" and "Total Liabilities" shall mean total consolidated assets and total consolidated liabilities of the Company and its consolidated Subsidiaries, as the case may be; provided, however, that there shall be no decrease in Net Worth for or on account of: (1) any Transaction Expenses paid pursuant to Section 1.3(a); or (2) any Indebtedness of the Company outstanding on the Closing Date, whether paid or agreed to remain outstanding pursuant to Section 1.3(b); or (3) the Aggregate
          Option Consideration to the extent paid by the Company; or (4) any purchase accounting relating to the Merger and the transactions contemplated hereby, and any financing activities of the Parent or the Acquirer in connection with the Merger and the transactions contemplated hereby; provided further that there shall be no increase in Net Worth for any reduction in income tax payable or accrued as a result of any amount of the Transaction Expenses or the Aggregate Option Consideration being deductible for income tax purposes; and provided further that there shall be no increase or decrease in Net Worth from any accounting or federal or state employment Taxes imposed on the Company from the cancellation of Company Options in exchange for cash pursuant to Section 1.13 and Section 7.6. The fees and disbursements of the Stockholder Representatives, including those incurred in connection with the preparation of the Closing Balance


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          Sheet and the Final  Statement and the  calculation of Net Worth shall be borne by the Stockholders and Company Optionholders (and, at the election of the Stockholder Representatives, may be included in Transaction Expenses, whether paid, payable or estimated by the Stockholder Representatives). Neither the Parent nor the Surviving Corporation shall have any liability to any party for any action or omission of the Stockholder Representatives, including any fees or expenses paid or payable to the Stockholder Representatives. The fees and disbursements of the Accountants incurred in connection with their audit of the Closing Balance Sheet and preparation of the Final Statement shall be borne 50% by the Surviving Corporation without any deduction from Net Worth and 50% by the Company as a Transaction Expense.

               (ii) Within thirty (30) calendar days after receipt of the Closing Balance Sheet and the Final Statement, the Stockholder Representatives and the Parent shall inform the other in writing that the Final Statement is acceptable or object to specific items in the Final Statement (which may be an objection to specific items in the Closing Balance Sheet affecting the determination of the Final Statement). If the Stockholder Representatives and the Parent approve the Final Statement, or if the Stockholder Representatives and the Parent fail to deliver any objection to the other within such thirty
          (30) days, the Final Statement shall be deemed final. If the Stockholder Representatives and/or the Parent object in writing in reasonable detail to one or more specific items in the Final Statement, the Stockholder Representatives and the Parent will use good faith efforts for twenty (20) days thereafter to resolve such disagreement. Failing resolution within such twenty (20) days, Ernst & Young LLP (its Boston office), a nationally recognized accounting firm, independent of the Company and the Parent (the "Unaffiliated Firm"), will be retained to review the Final Statement and the matters objected to by the Stockholder Representatives and/or the Parent, and make a final determination of the Net Worth of the Company as of the Effective Time in accordance with the provisions of this Section 1.3. The Stockholder Representatives, the Accountants and the Parent shall furnish to the Unaffiliated Firm such work papers and other documents and information relating to the disputed issues as the Unaffiliated Firm may request and are available to the Stockholder Representatives, the Accountants, the Parent and Surviving Corporation, and each of the Stockholder Representatives and the Parent will be afforded the opportunity to present to the Unaffiliated Firm any material relating to the disputed issues and to discuss the disputed issues with the Unaffiliated Firm, all in accordance with procedures determined by the Unaffiliated Firm. The Unaffiliated Firm shall follow the same practices, policies and procedures and shall use the same methodology followed and used by the Company in the preparation of the Audited Financial Statements, including inventory valuation policies. The Unaffiliated Firm may not make any changes to the Final Statement (including any changes to the Closing Balance Sheet) or Net Worth if
          (a) the physical inventory taken by the Accountants was conducted in the same manner, followed the same principles, practices, policies and procedures and used the same methodology followed or used by the Company in its prior physical inventory for the preparation of the Audited Financial Statements, and (b) if in the preparation of the


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          Closing  Balance  Sheet  and  the  Final  Statement,  the  Accountants
          followed the same principles, practices, policies and procedures and used the same methodology followed and used by the Company in the preparation of the Audited Financial Statement, including inventory valuation policies, provided, however, that nothing shall prevent the
          Unaffiliated   Firm  from  making  changes  to  the  Final   Statement
          (including any changes to the Closing Balance Sheet) or Net Worth in the event of manifest error. The Unaffiliated Firm shall make its determination within the range of the dispute between the Parent and
          Surviving   Corporation   on  the  one   hand   and  the   Stockholder
          Representatives on the other. The determination by the Unaffiliated Firm shall be final and binding. The date of such determination, the date the parties resolve all objections, or the date thirty (30) days
          after  the  receipt  of  the  Final   Statement  if  the   Stockholder
          Representatives do not object to the Final Statement, whichever occurs
          first,   shall  be  the   "Determination   Date."  The  costs  of  the
          Unaffiliated Firm shall be paid by the party whose calculation of the Net Worth of the Company as of the Effective Time varies the most from the determination of the Unaffiliated Firm, with the calculation of each party as first submitted to the Unaffiliated Firm being deemed to be the position of each party. Once determined according to the procedures set forth in this Section 1.3, the Net Worth of the Company as of close of business at the Effective Time shall be deemed the "Final Net Worth".

          (e) Post Effective Time Adjustments.

               (i) In the event there is a Net Worth Deficiency (as defined below) with respect to the Company, the Stockholder Representatives and the Parent or Surviving Corporation shall instruct the Escrow Agent to deliver to the Parent as provided in the Escrow Agreement, an amount equal to the Net Worth Deficiency. If the Net Worth Deficiency is less than the amount of the Escrow Amount, the Escrow Agent shall continue to hold the remainder of the Escrow Amount as provided in the Escrow Agreement. Stockholders' liability for a Net Worth Deficiency, if any, shall in no event exceed the amount of the Escrow Amount and Parent's and the Acquirer's sole recourse for any Net Worth Deficiency shall be limited to the amount of the Escrow Amount.

               (ii) The term "Net Worth Deficiency" shall mean the amount, if any, by which Final Net Worth is less than $19,300,000 plus, without duplication, the amount, if any, by which the cash and cash equivalents held by the Company at the Effective Time are less than $2,000,000.

          (f) Estimated Net Worth. Notwithstanding the foregoing in this Section 1.3, no earlier than the fifth and no later than the second business day prior to the Closing Date, the Company will deliver to the Parent the Company's good faith estimate of Net Worth and good faith estimate of the cash and cash equivalents held by the Company as of the Effective Time ("Estimated Closing Net Worth"), together with (i) a certificate of the Company's chief financial officer to the effect that Estimated Closing Net Worth and estimate cash and cash equivalents were prepared in good faith from the most recent financial information available to the Company's senior management and (ii)
          back-up in reasonable detail showing the Company's calculation thereof. Absent manifest error, the Company's determination of


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


          Estimated Closing Net Worth (including estimated cash and cash equivalents) shall be final and binding. If the sum of (1) the amount, if any, by which Estimated Closing Net Worth is less than $19,300,000 plus (2) without duplication, the amount, if any, by which the estimate of the cash and cash equivalents held by the Company as of the Effective Time are less than $2,000,000, equals or exceeds (3) $1,000,000, then the Parent shall deduct from the Aggregate Merger Consideration the amount of such sum (and not just the amount in excess of $1,000,000). If such sum is less than $1,000,000, then the Parent shall not make any such deduction from the Aggregate Merger Consideration. If the Parent makes a deduction from Aggregate Merger Consideration and if there is a Net Worth Deficiency equal to or in excess of the amount so deducted, the amount deducted shall be deemed to have been paid for purposes of Section 1.3(e) so that there is no duplication of the Parent's recovery. If the Parent makes a deduction from Aggregate Merger Consideration and if there is no Net Worth Deficiency or the amount of the Net Worth Deficiency does not equal or exceed the amount so deducted, the Parent shall pay to the Paying Agent as part of the Aggregate Merger Consideration the portion of the amount so deducted in excess of the amount of the Net Worth Deficiency, if any.

               Section 1.4 Payments to Holders of Shares and Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares in the treasury of the Company, all of which shall be cancelled, and Dissenting Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a Pro Rata Amount of the Aggregate Merger Consideration and the Escrow Amount (for purposes of the Escrow Agreement, the shares subject to Eligible Company Options shall be deemed to be Shares), payable as provided in the Exchange and Paying Agent Agreement and in the Escrow Agreement. The Paying Agent shall, pursuant to the Stockholder Representatives' instructions, make such payments to the holders of the Shares out of the Aggregate Merger Consideration, and the Escrow Amount, if, as and when instructed by the Stockholder Representatives.

               Section 1.5 Conversion of the Acquirer Common Stock. Each share of common stock of the Acquirer issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one share of common stock of the Surviving Corporation.

               Section 1.6 Exchange Mechanics. Prior to the Effective Time, the Company shall designate a bank or trust company reasonably satisfactory to Parent to act as exchange and paying agent in the Merger (the "Paying Agent"). The Paying Agent shall make the payments contemplated by Section 1.4. The Aggregate Merger Consideration shall not be used for any other purpose. The Paying Agent may invest portions of the Aggregate Merger Consideration as directed by the Stockholder Representatives (so long as such directions do not impair the Paying Agent's ability to make the payments referred to in Section
          1.4 or otherwise impair the rights of holders of Shares), provided that no such investments may be made other than in short term direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, certificates of deposit issued by a commercial bank having capital exceeding $500,000,000 or mutual funds which invest solely in any such instruments or obligations. Any such net earnings produced by such investments after the Effective Time shall be paid by the Paying Agent to the Company Stockholders pursuant to the Stockholder Representatives' instructions.

                    (a) Letter of Transmittal;  Surrender and Payment. (i) Prior
               to the Effective Time, the Company shall cause the Paying Agent to mail or otherwise deliver to each record holder of an outstanding Certificate or Certificates a form letter of transmittal (the "Letter of Transmittal") and other appropriate documentation (together with the Letter of Transmittal, the "Required Documentation") for return to the Paying Agent (which Letter of Transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates, for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with the Required Documentation duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a Pro Rata Amount of the Aggregate Merger Consideration, and, if payable, the Escrow Amount, payable as provided in the Exchange and Paying Agent Agreement, and such Certificate shall forthwith be canceled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.6, each Certificate (other than Dissenting Shares) shall represent, for all purposes, only the right to receive, in exchange therefor, a Pro Rata Amount of the Aggregate Merger Consideration, payable as provided in the Exchange and Paying Agent Agreement and a Pro Rata Amount of the Escrow Amount, if payable, as provided in the Escrow Agreement.

                    (ii) In the case of Company  Stockholders,  in the event any
               Certificate shall have been lost, stolen or destroyed, upon receipt of an affidavit as to such loss, theft or destruction and to the ownership of such Certificate by the Company Stockholder claiming such Certificate to be lost, stolen or destroyed, the receipt by the Paying Agent of appropriate and customary indemnification, and the receipt by the Paying Agent of any other required documents (in each case, as reasonably satisfactory to the Paying Agent), the Paying Agent will make the payment(s) otherwise payable to such Company Stockholder pursuant hereto. In no event shall any Company Stockholder be required to post a bond or provide any other form of security in connection with any lost, stolen or destroyed Certificate.

                    (iii) Notwithstanding anything in this Agreement to the contrary, in the event that, prior to or after the Effective Time, any Person transfers or attempts to transfer all of its beneficial ownership and interest of and in any shares of Company Stock to another Person who does not constitute a Company
               Stockholder, then any payment in respect of such shares of Company Stock shall be paid only to the Person who constitutes the Company Stockholder of such shares and not to the Person who may have received such shares.

                    (iv) If any  stockholders of the Company  exercise,  perfect and/or reserve their appraisal or dissenters rights pursuant to, and in accordance with, the DGCL and if such stockholders or any of them do not withdraw such stockholders' or stockholder's demand for appraisal prior to the expiration of the period of time during which such stockholders or stockholder are permitted to effect such withdrawal under the DGCL, then immediately after the expiration of such period of time, the Paying Agent shall deliver to the Surviving Corporation, and the Surviving Corporation shall retain, the amount otherwise payable to such stockholder pursuant hereto.

     (c) Return of Unclaimed Funds. Any cash provided to the Paying Agent pursuant to this Section 1.6 and not exchanged for Certificates within six months after the Effective Time will be returned by the Paying Agent to the Surviving Corporation, which thereafter will act as Paying Agent, and any such holder who has not exchanged his or her Shares for Merger Consideration in accordance with this Section 1.6 prior to that time shall thereafter look only to the Surviving Corporation for payment of Merger Consideration in respect of his or her Shares.

     Section 1.7 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, with respect to any shares of Company Stock held by stockholders of the Company who have exercised and perfected and/or reserved their appraisal or dissenters rights (the "Dissenting Shares") in accordance with the DGCL, such Dissenting Shares shall not be converted into or represent the right to receive the consideration payable pursuant to this Agreement upon consummation of the Merger, but, instead, the holders of Dissenting Shares shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of the DGCL, unless and to the extent that any such holder of Dissenting Shares shall have irrevocably forfeited its right to appraisal under the DGCL or irrevocably withdrawn its demand for appraisal. If any such holder of Dissenting Shares has so irrevocably forfeited or withdrawn its right to appraisal of Dissenting Shares, then, as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration payable in respect of such shares pursuant to this Agreement, which payments shall be made pursuant to the terms of this Agreement, and the Parent and the Acquirer shall set aside such amounts as needed to make such payments in accordance with Section 7.6.

     Section 1.8 No Further Transfers. After the Effective Time, there shall be no further registration of transfer on the stock transfer books of the Company of any shares of Company Stock. If, after the Effective Time, any Certificate is presented (for transfer or otherwise) to the Surviving Corporation, such Certificate shall be canceled and, subject to this Article I, the Paying Agent shall pay the consideration provided for in this Agreement in respect of the number of shares of Company Stock represented by such Certificate.

     Section 1.9 Termination of Rights. After the Effective Time, (a) holders of Company Stock will cease to be, and will have no rights as, stockholders of the Company, and such holders' rights will consist only of (i) in the case of shares other than Dissenting Shares, the right to receive the consideration provided for in this Agreement in respect of such shares, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under the applicable provisions of the DGCL, and (b) holders of Company Options outstanding as of the Effective Time ("Eligible Company Options") shall be entitled to receive only the consideration provided for in the Exchange and Paying Agent Agreement in respect of such Eligible Company Options. Until surrendered for cancellation in accordance with the provisions of this Article 1, each stock certificate representing shares of Company Stock, or the right to receive shares of Company Stock, shall, from and after the Effective Time, represent (A) in the case of shares other than Dissenting Shares, the right to receive the consideration provided for in this Agreement in respect of such shares and (B) in the case of Dissenting Shares, the rights afforded to the holders thereof under the applicable provisions of the DGCL.

     Section 1.10 No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.11 Appointment of Stockholder Representatives.

          (a) In order to efficiently administer the transactions contemplated hereby, including a review of the Final Statement pursuant to Section
     1.3(d), the resolution of disputes set forth in Section 5.9 and the indemnification provisions set forth in Article 8, each Company Stockholder and Company Optionholder hereby designates each of Nicholas G. Tagaris, Leif Jacobsen and Robert C. Caspar, collectively and acting by a majority, as the "Stockholder Representatives". By virtue of the adoption of this Agreement and the approval of the Merger by the Company Stockholders at a meeting of the stockholders of the Company (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger by written consent) and Company Optionholder hereby agrees that:

               (i) the Parent, the Surviving  Corporation,  the Paying Agent and
          the Escrow Agent shall be able to rely conclusively on the instructions and decisions of the Stockholder Representatives as to any actions required or permitted to be taken by the Stockholder Representatives hereunder, and no party hereunder shall have any cause of action against the Parent, the Surviving Corporation, the Paying Agent or the Escrow Agent to the extent the Parent, the Surviving Corporation, the Paying Agent and the Escrow Agent, respectively, has relied upon the instructions or decisions of the Stockholder Representatives;

               (ii) all actions, decisions and instructions of the Stockholder Representatives shall be conclusive and binding upon all of the
          Company Stockholders and Company Optionholders, and no Company Stockholder or Company Optionholder shall have any cause of action against the Stockholder Representatives for any action taken, decision made or instruction given by the Stockholder Representatives under this Agreement (or for any failure to take such action, make such decision or give such instruction), except for fraud or willful misconduct by the Stockholder Representatives; and that such Company Stockholder, severally and not jointly, shall indemnify each Stockholder Representative for any and all claims, liabilities, losses, damages, costs and expenses which such Stockholder Representative shall suffer and which relate to or arise, directly or indirectly, out of any action taken by him in his capacity as a Stockholder Representative in accordance with the terms of this Agreement and which are asserted by any other Company Stockholder against such Stockholder Representative in accordance with the terms of this Agreement.

               (iii) the provisions of this Section 1.11 are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder or Company Optionholder may have in connection with the transactions contemplated by this Agreement;

               (iv) remedies available at law for any breach of the provisions of this Section 1.11 are inadequate; therefore, the Parent, the Acquirer and/or the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Parent, the Acquirer and/or the Surviving Corporation brings an action to enforce the provisions of this Section 1.11; and

               (v) the provisions of this Section 1.11 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Company Stockholder and Company Optionholder, and any references in this Agreement to a Company Stockholder and Company Optionholder shall mean and include the successors to such Company Stockholder's or Company Optionholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (b) Each Company Stockholder and Company Optionholder hereby authorizes the Stockholder Representatives to take any and all action as is contemplated to be taken by or on behalf of such Company Stockholder or Company Optionholder, and to assert the Company Stockholders' or Company Optionholders' rights granted, pursuant to the terms of this Agreement.

          (c) In the event that any of Nicholas G. Tagaris, Leif Jacobsen or Robert C. Caspar (or any of their substitutes as Stockholder
     Representative) dies, becomes unable to perform his responsibilities hereunder or resigns from such position, then Lawrence M. Levy (or his substitute) shall fill such vacancy and shall be deemed to be a Stockholder Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

          Section 1.12 Effect of Stockholder Approval of Merger. The adoption of this Agreement and the approval of the Merger by the Company Stockholders at a meeting of stockholders of the Company (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL shall be deemed to constitute approval by each Company Stockholder individually (regardless of whether or not such Company Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger at such meeting or by written consent) to the same extent as if such Company Stockholder were a party to this Agreement of, and the execution of the transmittal letter and other required documentation by a Company Optionholder shall be deemed a consent to, (a) the appointment of the Stockholder Representatives, (b) the grant to the Stockholder Representatives of all of the powers, rights and privileges contemplated under this Agreement, including the right to indemnification set forth in Section 1.11(a)(ii) hereof, (c) the provisions of this Agreement concerning the replacement and substitution of the Stockholder
     Representatives, and (d) the terms and conditions of this Agreement, including the indemnification provisions set forth in Article 8 hereof.

          Section 1.13 Stock Options.

               (a) All outstanding Company Options, pursuant to their terms, shall vest and become exercisable immediately prior to the Effective Time. At the Effective Time, each holder of a then outstanding Company Option shall, in settlement thereof, receive for each share of the Company Common Stock subject to such Company Option an amount (subject to any applicable withholding tax) in cash equal to the difference between (i) the result obtained when the Aggregate Equity Value is divided by the fully diluted number of shares of Company Common Stock and (ii) the per Share exercise price of such Company Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "Option Consideration"). The aggregate amount of Option Consideration payable in respect of all Company Options is referred to herein as the "Aggregate Option Consideration". The delivery of the Aggregate Option Consideration shall occur simultaneously with, or immediately prior to the delivery of the Aggregate Merger Consideration. Parent, the Acquirer and the Company shall consistently report for tax purposes that any tax consequences of the payment of the Aggregate Option Consideration shall be allocated to the Company in the Company's tax year that closes at the Effective Time as contemplated by Treasury Regulation 1.1502-76(b)(1)(ii)(A). Upon receipt of the Option Consideration, the Company Option shall be canceled. The surrender of a Company Option to the Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Option other than to receive the Pro Rata

          Amount of the Escrow Amount that may be paid pursuant to the Escrow Agreement. Prior to the Effective Time, the Company shall obtain all necessary consents or releases from holders of Company Options under the Company Stock Option Plan and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 1.13, including but not limited to, to the extent necessary, amending the Company Stock Option Plan.

          Section 1.14 Withholding Taxes. Parent, the Acquirer and the Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder such amounts as Parent, Acquirer or the Company may be required to deduct and withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent that such amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.



                                   ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Parent and the Acquirer as set forth below:

          Section 2.1 Incorporation; Authority. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to the Parent complete and correct copies of the certificate of incorporation and bylaws (or comparable organizational documents), and all amendments thereto, of each of the Company and its Subsidiaries.

          Section 2.2 Approval, Binding Effect. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform all of its agreements and obligations under, and to consummate the transactions contemplated by, this Agreement. This Agreement and the transactions contemplated hereby have been duly authorized by the board of directors of the Company and no other corporate actions or approvals on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company Stockholders pursuant to the DGCL and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such validity, binding effect or enforceability may be limited by bankruptcy, insolvency and similar laws affecting creditor's rights generally or equitable principles relating to the availability of remedies. The board of directors of the Company, at a meeting duly called and held, has by unanimous votes of those directors present (a) determined that this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, and
     (b) resolved to recommend that the holders of shares of Company Stock approve this Agreement and the transactions contemplated herein, including the Merger.

          Section 2.3 Non-Contravention. Except as set forth on Schedule 2.3, the execution and delivery of this Agreement, the performance and compliance by the Company with the terms hereof and the consummation of all transactions, including the Merger, contemplated hereby will not conflict with, result in a breach or violation of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to any Encumbrance, right of termination, cancellation, acceleration, vesting or modification of any right or obligation or loss of any benefit under: (a) any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries; (b) any statute, rule, regulation, order, law, ordinance or restriction applicable to the Company or any of its Subsidiaries or their respective properties or assets; (c) any judgment, order, writ, injunction or decree of any court or judicial or quasi-judicial tribunal applicable to the Company or any of its Subsidiaries or their respective properties or assets; or (d) any contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or its assets are bound, in each case except to the extent any such breach, violation, creation of Encumbrance, acceleration, vesting or modification does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 2.4 No Consents. Except as set forth on Schedule 2.4, no consent, notice, approval, waiver, license or other authorization or action by or filing, registration or qualification with any Governmental Entity or any other Person (including any party to any agreement with the Company or any of its Subsidiaries) is required in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, or the performance by the Company of its obligations hereunder.

          Section 2.5 Subsidiaries. Except as set forth on Schedule 2.5, the Company does not have any Subsidiaries and does not own or hold of record or beneficially, and is not obligated to acquire, any equity or ownership interest in any other Person. Except as set forth on Schedule 2.5, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is directly owned beneficially and of record by the Company, is duly authorized, validly issued, fully paid, nonassessable and free and clear of any preemptive rights (other than such rights as may be held by the Company) or Encumbrances. Schedule 2.5 sets forth the name of each Subsidiary, its jurisdiction of incorporation, its outstanding capital stock, and the number of shares held by the Company, directly or indirectly, and the number of shares held by any other Person.

          Section 2.6 Qualification. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its operations or properties requires such a qualification, except for where the failure to so qualify, does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 2.7 Capitalization, etc.

               (a) The authorized capital stock of the Company consists solely of (i) 10,000,000 shares of Company Common Stock, 3,925,575 shares of which are issued and outstanding on the date hereof, and (ii) 500,000 shares of Preferred Stock, $.01 par value, of which 15,000 have been designated shares of Company Preferred Stock, 7,637 shares of which are issued and outstanding on the date hereof. All such outstanding shares of capital stock of the Company are owned of record as of the date hereof by the stockholders set forth on Schedule 2.7, and are duly authorized, validly issued, fully paid, nonassessable and free and clear of any preemptive rights or Encumbrances. Immediately prior to the Effective Time, there will be no more than 5,166,775 shares of Company Common Stock outstanding and no shares of Company Preferred Stock outstanding. As of the date hereof, the Company has an aggregate of 477,500 outstanding options to purchase shares of Company Common Stock, which are owned by the optionholders set forth on Schedule 2.7. At the Effective Time, after payment of the Aggregate Option Consideration, the Company will have canceled all Company Options and there shall not be outstanding any option or other right to acquire Company Common Stock.

               (b) Except as set forth on Schedule 2.7, (i) the Company does not have any shares of capital stock or voting securities reserved for issuance and (ii) each of the Company and its Subsidiaries does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Company or its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Company Stock or any other ownership interest of the Company or its Subsidiaries or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Company Stock or any other ownership interest of the Company or its Subsidiaries or obligating the Company or its Subsidiaries to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. Except as set forth on Schedule 2.7, as of the date hereof there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

               (c) The determination and distribution to the Company Stockholders of the Aggregate Merger Consideration pursuant to the Exchange and Paying Agent Agreement complies with the provisions of the Company's certificate of incorporation and by-laws.

               (d) Except as set forth in reasonable detail on Schedule 2.7, including name, date and repurchase price, the Company has not redeemed or repurchased any of its capital stock or equity or ownership interests in the last five (5) years.

          Section 2.8 Financial Statements. The Company has furnished to the Parent, and attached as Schedule 2.8 are, true and complete copies of (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of the fiscal years ended August 31, 2003, 2002, and 2001 and the related combined audited income statement, audited statement of cash flows and audited statement of stockholders' equity of the Company and its Subsidiaries for the years then ended (the "Audited Financial Statements"), and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 28, 2004 (the "Balance Sheet") and the related unaudited combined income statement, unaudited statement of cash flows and unaudited statement of retained earnings for the seven months then ended (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). Except as set forth on
     Schedule 2.8, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the absence of footnotes thereto. The
     Financial Statements fairly present in all material respects the consolidated financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods covered thereby.

          Section  2.9  Absence  of  Certain  Changes.  Except  as set  forth on
     Schedule 2.9, since August 31, 2003, the Company and its Subsidiaries have been operated in the ordinary course of business consistent with past practice and there has not been:

               (a) any change in the condition (financial or otherwise), results of operations, assets, liabilities or business of the Company other than (i) changes arising in the ordinary course of business, and (ii) changes which, individually or in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect;

               (b) any acquisition or disposition by the Company outside the ordinary course of business of any asset or property used by the Company;

               (c) any damage, destruction or casualty loss to any asset of the Company or its Subsidiaries, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect;

               (d) any (i) increase in the compensation, pension or other benefits payable or to become payable to any of the present or former directors, officers, employees, directors, agents or representatives of the Company or any of its Subsidiaries or any bonus payments or arrangements made to or with any of them, (ii) grant of any severance or termination pay to any present or former director, officer or employee of the Company or any of its Subsidiaries, (iii) loan or advance of money or other property by the Company to any present or former director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption, entrance into, amendment or termination of any, collective bargaining agreement, (v) grants of any equity or equity-based awards;

               (e) any voluntary forgiveness, cancellation, compromise, release or waiver of any right or claim (or series of related rights and claims) of the Company or its Subsidiaries in excess of $10,000 individually or $20,000 in the aggregate or outside the ordinary course of business, or any voluntary waiver of any right of value other than immaterial compromises of accounts receivable in the ordinary course of business consistent with past practice;

               (f) the imposition of any Encumbrance on any of the assets of the Company or its Subsidiaries;

               (g)   any   lapse,   termination,   acceleration,   modification,
          cancellation or expiration of any material contract, agreement or similar arrangement, including, without limitation, any Indebtedness, any joint venture agreement, teaming agreement, distribution agreement, supply agreement, marketing services agreement, license agreement, or real or personal property lease, in each case that are outside of the ordinary course of business and that involve payments in excess of $50,000 individually or $100,000 in the aggregate to which the Company or any of its Subsidiaries has or had been a party or otherwise bound;

               (h) any amendments to the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or its Subsidiaries;

               (i) any issuance, sale or disposal of any shares of capital stock or other ownership interest of the Company, or any grant, options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any shares of capital stock or other ownership interest of the Company;

               (j) any capital expenditure (or series of related capital expenditures) either in excess of $50,000 or outside the ordinary course of business;

               (k) any change in any method of accounting, other than any such changes required by GAAP;

               (l) any declaration, setting aside or payment of any dividend or other distribution (whether in cash or in kind) on or with respect to, or redemption, purchase or other acquisition of, any shares of capital stock of the Company;

               (m) the incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any Indebtedness;

               (n) any making of any loan, advance or capital contributions to or investment in any Person; or

               (o) any commitment to do any of the foregoing.

     Section 2.10 Title to Assets; Material Leases; Tangible Assets.

          (a) Except as set forth in Schedule 2.10(a) and except for the Real Property, each of the Company and its Subsidiaries has good and marketable title to all of its tangible properties and assets, including, without limitation, all those reflected in the Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), all free and clear of all Encumbrances.

          (b) Except for Real Property, all material tangible properties and assets reflected on the Balance Sheet are in all material respects in good operating condition and repair, reasonable wear and tear excepted, and no material properties or assets necessary for the conduct of the business of the Company in substantially the same manner as the business of the Company has heretofore been conducted are in need of replacement or material maintenance or repair except for routine replacement, maintenance and repair.

          (c) Schedule 2.10(c) sets forth all material personal property leases to which any of the Company or its Subsidiaries is a party or by which any of them is bound and that are necessary for the conduct of the business of the Company and its Subsidiaries in substantially the same manner as the business of the Company and its Subsidiaries has heretofore been conducted and all real property leases (the "Leased Real Property") to which any of the Company or its Subsidiaries is a party or by which any of them is bound (the "Leases"). Except as disclosed in Schedule 2.10(c), each Lease is the legal, valid and binding obligation of the Company or its Subsidiaries, and to the Knowledge of the Company, of each other party thereto, enforceable against each such party thereto in accordance with its terms. Except as provided in Schedule 2.10(c), the consummation of the transactions contemplated by this Agreement will not result in any material default, penalty, termination, acceleration or modification to any Lease and each Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following and after giving effect to the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries, and to the Knowledge of the Company, each other party thereto, is not in breach or default of, and no event has occurred which, with or without notice or lapse of time, would constitute a breach or default or permit termination, acceleration or modification under any Lease. Except as disclosed in Schedule 2.10(c), none of the Leases contains an assignment provision which would be breached or otherwise require a consent or approval upon consummation of the transactions contemplated by this Agreement.

          (d) All of the real property owned by the Company or any of the Subsidiaries is identified on Schedule 2.10(d) attached hereto (herein referred to as the "Owned Real Property" and together with the Leased Real Property, the "Real Property").

          (e) To the Knowledge of the Company, except as set forth on Schedule 2.10(e), each of the Company and the Subsidiaries, as the case may be, has title to all Owned Real Property, free and clear of all Encumbrances, other than:

               (i) Easements, covenants, restrictions, encroachments and similar encumbrances that do not materially interfere with the use of the Owned Real Property as currently used and improved;

               (ii) the lien, if any, for real estate taxes not yet due and payable on the date of this Agreement;

               (iii) the Permitted Encumbrances;

               (iv) provisions of existing building, zoning laws and other applicable laws, rules, ordinances and regulations;

               (v) existing rights and obligations in party walls which are not the subject of written agreement; and

               (vi) any liens for municipal betterments assessed after the date of this Agreement.

          (f) There are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

          (g) The Real Property constitutes all of the real property used or held for use in connection with the business of the Company and its Subsidiaries.

          (h) There are no proceedings in eminent domain or other similar proceedings pending or, to the Knowledge of the Company, threatened affecting any portion of the Owned Real Property.

          (i) The Company has not received any written notice that the current use and operation of the Owned Real Property violates any applicable building, zoning, subdivision and other land use or similar laws, codes, ordinances, rules, regulations and orders.

     Section 2.11 No Undisclosed Liabilities; Indebtedness. The Company does not have any liability or obligation (absolute, accrued, contingent or otherwise) except (a) for liabilities set forth in the Balance Sheet or the notes thereto,
(b) as set forth on Schedule 2.11, (c) for liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet and (d) for any liabilities and obligations that do not have, nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for Indebtedness reflected in the Balance Sheet and as set forth on
Schedule 2.11, none of the Company and its Subsidiaries has any Indebtedness outstanding at the date hereof. Each of the Company and its Subsidiaries is not in default with respect to any outstanding Indebtedness or any instrument relating thereto and except as set forth on Schedule 2.11, no such Indebtedness or any instrument or agreement relating thereto purports to limit the operation of the business of the Company or its Subsidiaries. Complete and correct copies of all instruments and agreements (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Company and its Subsidiaries have been furnished to the Parent.

     Section 2.12 Taxes.  Except as set forth on Schedule  2.12,


          (a) The Company and each Subsidiary have duly and timely filed all Tax Returns required to be filed, and the Company and each Subsidiary have timely paid all Taxes owed (whether or not shown, or required to be shown, on such Tax Returns). The Company and each Subsidiary have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person. All Tax Returns filed by the Company and the Subsidiaries were complete and correct in all respects. There are no liens for Taxes upon any of the Company's or any Subsidiary's assets, other than Liens for ad valorem Taxes not yet due and payable.

          (b) None of the Tax Returns filed by the Company or any Subsidiary or Taxes payable by the Company or any Subsidiary have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Tax Authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or threatened.

          (c) Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return, and neither the Company nor any Subsidiary has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any Subsidiary is a party to or bound by any Tax allocation or Tax sharing agreement (including, but not limited to, any Tax indemnification or similar agreement). All material elections with respect to Taxes affecting the Company or any Subsidiary, as of the date hereof, are set forth in the Financial Statements or in Schedule 2.12.

          (d) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. None of the shares of outstanding capital stock of the Company or any Subsidiary is or has been subject to a "substantial risk of forfeiture" or a "restriction which by its terms will never lapse" within the meaning of Section 83 of the Code. No portion of the purchase price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          (e) None of the assets of the Company or any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under
     Section 103(a) of the Code. None of the assets of the Company or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Subsidiary is a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes. Neither the Company nor any

     Subsidiary is, or has been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Subsidiary owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. Neither the Company nor any Subsidiary has ever been either a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as, a tax-free transaction pursuant to Section 355 of the Code. Neither the Company nor any Subsidiary has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated by this Agreement). Neither the Company nor any Subsidiary (i) has made or agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement, or (ii) will be required to include in income in any period following the Closing Date income economically realized in a period on or prior to the Closing Date as a result of (A) an agreement entered into with any Tax Authority, (B) an installment sale or open transaction disposition, or (C) any prepaid amount received on or prior to the Closing Date. None of the assets of the Company or any Subsidiary is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. Neither the Company nor any Subsidiary has participated in an international boycott as defined in Section 999 of the Code. Neither the Company nor any Subsidiary owns, directly or indirectly, any interests in an entity that has been or would be treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code or as a "controlled foreign corporation" within the meaning of Section 957 of the Code. Neither the Company nor any of its Subsidiaries have any liability to any Person under foreign, state or local abandoned property or escheat laws or regulations.

          (f) Neither the Company nor any Subsidiary has ever been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and neither the Company nor any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), or as a transferee or successor, or by contract, or otherwise.

          (g) The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the Balance Sheet, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of the Company and its Subsidiaries in filing Tax Returns. Neither the Company nor any Subsidiary will incur any liability for Taxes from the Balance Sheet date through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice.

          (h) Schedule 2.12 hereto contains a list of all jurisdictions (whether foreign or domestic) to which any income Tax is properly payable by the Company or any Subsidiary. No claim has ever been made by a Tax Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to Tax in that jurisdiction.

          (i) Schedule 2.12 hereto lists all income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after January 1, 1999. The Company has delivered to Parent correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1999.

          (j) Neither the Company nor any of its Subsidiaries has taken any action (or failed to take any action) that resulted or would result, at any time, in any of the Subsidiaries having an investment of earnings in United States property under Section 956 of the Code, or taken any other action (or failed to take any other action) that has resulted or would result in a material inclusion in income under the provisions of Subpart F of Part III of Subchapter N of the Code (Sections 951-954 of the Code).

          Section 2.13 Litigation, Etc. Except as set forth on Schedule 2.13, no proceeding, arbitration, action, judgment, decision, settlement, writ, stipulation, decree, lawsuit, claim, complaint, injunction, order or investigation before any Governmental Entity or arbitral or other forum is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no judgment, decree, injunction, or order of a Governmental Entity outstanding against the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has not received any written notice from any Governmental Entity of any pending or threatened governmental investigation relating to the Company or any of its Subsidiaries.

          Section 2.14 Labor Relations. Except as set forth on Schedule 2.14, there is no charge pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against the Company or its Subsidiaries pending before any Governmental Entity. There is no labor strike, dispute, slow-down or work stoppage actually pending or, to the Knowledge of the Company, threatened against or involving the Company or its Subsidiaries. No one has petitioned the Company or its Subsidiaries within the last three (3) years, and no one is now petitioning the Company or its Subsidiaries, for union representation of any of the employees of the Company or its Subsidiaries. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or its Subsidiaries and no claim therefor has been asserted against the Company or its Subsidiaries. None of the employees of the Company or its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or its Subsidiaries. Each of the Company and its Subsidiaries has not experienced any work stoppage during the last three
     (3) years.

          Section 2.15 Contracts. Except for contracts, commitments, leases, plans, agreements and licenses listed on Schedule 2.15 (the "Material Contracts"), the Company or its Subsidiaries is not a party to or otherwise bound by (whether written or oral):

               (a) any contract or purchase order to sell or lease equipment or provide services to any customer that is made outside of the ordinary course of business and that (i) provides for payments in excess of $100,000 in the aggregate or (ii) has a term longer than one (1) year or (iii) is not terminable on notice of 60 days or less;

               (b) any contract or agreement with any director, officer or stockholder of the Company (or any of their respective Affiliates) or any entity in which any of the foregoing has a ten percent (10%) or more direct or indirect interest;

               (c) any contract providing for stock awards or other equity-based compensation awards, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for any present or former officer, consultant, director or employee of the Company or any of its Subsidiaries, except as otherwise disclosed in any schedule to this Agreement;

               (d) any contract for the lease or sublease as lessee, lessor, sublessee or sublessor of real or personal property of the Company, or any license of computer software, requiring payments in excess of $50,000 in the aggregate;

               (e) except for purchase orders issued in the ordinary course of business consistent with past practice and except for contracts or commitments for or relating to the purchase of inventory or supplies in the ordinary course of business consistent with past practice, any contract requiring payments in excess of $50,000 in the aggregate for the purchase or sale of any personal property;

               (f) any contract or agreement that limits or purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time or that limits or purports to limit any other Person's ability to compete with the Company or any of its Subsidiaries;

               (g) any agreement concerning confidentiality, non-competition or non-solicitation of employees, except the Company's standard form of agreement, a copy of which has previously been provided to the Acquirer;

               (h)  any  contract  or  agreement  for  guaranty,   indemnity  or
          suretyship of Indebtedness of any Person;  and

               (i) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

     The Company has delivered or made available to the Parent a correct and complete copy of each Material Contract. Except as set forth on Schedules 2.3 and 2.4 hereof, each Material Contract is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect immediately following the consummation of and after giving effect to the transactions contemplated by this Agreement. Except as set forth on Schedules 2.3 and 2.4 hereof, neither the Company and its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract to which the Company or its Subsidiaries is a party, is in breach or default in any material respect in complying with any provisions thereof and no event has occurred which with or without notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under any Material Contract. Except as set forth on Schedule 2.15, the Company has not received any written notice of the intention of any party to terminate any Material Contract, whether as a termination for convenience or for default of the Company thereunder.

          Section 2.16 Pensions and Benefits.

               (a) Controlled Group or Affiliated Service Group. Except as disclosed on Schedule 2.16(a), no entity, other than the Company or any of its Subsidiaries, would, together with the Company or any of its Subsidiaries, now or in the past six years constitute a single employer within the meaning of Section 414 of the Internal Revenue
          Code of 1986, as amended (the "Code"). The Company and its Subsidiaries and any other entities which now or in the past six years constitute a single employer within the meaning of Code Section 414 are hereinafter collectively referred to as the "Company Group."

               (b) List of Employee Benefit Plans. Schedule 2.16(b) contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect at any time within the prior six years and which cover employees of the Company or its Subsidiaries, or if such plan is or was subject to Title IV of ERISA, the employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which the Company or any of its Subsidiaries maintain or contribute to on behalf of their employees:

               (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

               (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute to, contingent or otherwise, or to which any member of the Company Group has any liability.

     The plans,  programs,  policies, or arrangements  described in subparagraph
(i) or (ii) above are hereinafter collectively referred to as the "Company Plans." The Seller has delivered to Acquirer true and complete copies of all written plan documents and contracts evidencing the Company Plans, as they may have been amended to the date hereof, together with the following: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Company Plan, or if there are no such documents evidencing the Company Plan, a description of the material terms of the Company Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Company Plan, (3) all documents, including without limitation, Forms 5500, relating to any Company Plans required to have been filed prior to the date hereof with any Governmental Entity for each of the three most recently completed plan years with respect to each Company Plan, (4) the most recent favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each Company Plan, including any outstanding request for a determination letter, if any, (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Company Plans, if any, and (6) financial statements and actuarial reports, if any for each Company Plan for the three most recently completed plan years.

               (c) Qualified Employee Benefit Plans. Each Company Plan which meets or was intended to meet the requirements of Code Section 401(a) is identified on Schedule 2.16(c) as a tax-qualified Company Plan (collectively, the "Company Qualified Plans"). The Internal Revenue Service has issued favorable determination letters to the effect that each Company Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. The Company Qualified Plans currently comply in form with the qualification requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required.

     No issue concerning the qualification of the Company Qualified Plans is pending before or, to the Knowledge of the Company, is threatened by the Internal Revenue Service. The Company Qualified Plans have been administered in all material respects according to their terms and in all material respects in accordance with the requirements of Code Section 401(a). Any Company Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied in all material respects the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the Closing Date.

               (d) Compliance with All Statutes, Orders and Rules. Each member of the Company Group is in material compliance with the requirements prescribed by any and all statutes, orders, governmental rules and regulations applicable to the Company Plans and all reports and disclosures relating to the Company Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been filed or furnished in a timely manner and in accordance with applicable law.

               (e) Defined Benefit Plans and Money Purchase Plans. No member of the Company Group maintains or has maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

               (f) Ability to Terminate and Liabilities Upon Termination of Plans. Except as listed in Schedule 2.16(f), any Company Plan can be terminated on or prior to the Closing Date without liability to the Company or any of its Subsidiaries or Acquirer, including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination, except to the extent of funds set aside for such purpose or reflected as reserved for such purpose on the Balance Sheet.

               (g) Funding. Except as set forth on Schedule 2.16(g), each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each of the Company Plans and in accordance with applicable laws to be paid as a contribution to each Company Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Plan. The assets of all Company Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Plan equal or exceed the liabilities of each such plan. Except as set forth on Schedule 2.16(g), the liabilities of each other plan are properly and accurately reported on the financial statements and records of the Company. Except as set forth on Schedule 2.16(g), the assets of each Company Plan are reported at their fair market value on the books and records of each plan.

               (h) Multiemployer Plans. No member of the Company Group has any past, present, or future obligation or liability to contribute to any multiemployer plan as defined in ERISA Section 3(37).

               (i) Prohibited Transactions. To the Knowledge of the Company, no member of the Company Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to the Company Plans, has engaged in any non-exempt "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). All members of the Company Group and all "fiduciaries" (as defined in ERISA Section 3(21)) with respect to the Company Plans, including any members of the Company Group which are fiduciaries as to a Company Plan, have complied in all material respects with the requirements of ERISA Section 404.

               (j) COBRA/HIPAA. Each member of the Company Group has complied in all material respects with the continuation coverage requirements of
          Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608. Each member of the Company Group has also complied in all material respects with the portability, access, and renewability provisions of Section K, Chapter 100 of the Code and Section 701 et. seq. of ERISA.

               (k) Pending Claims or Suits. Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or, to the Knowledge of the Company, threatened against any Company Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Company Plan or against the assets of any Company Plan.

               (l) No Acceleration of Liability Under Plans. Except as disclosed on Schedule 2.16(l), the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Plan because of an acceleration or increase of any of the rights or benefits to which Employees may be entitled thereunder, except as may be required by Code Section 411(d)(3).

               (m) Retiree Benefits.  Except as listed in Schedule  2.16(m),  no member of the Company Group maintains, or has at any time established or maintained or contributed to any plan which provides post-retirement medical or health benefits with respect to employees of the Company, other than as required by law.

               (n) Each Subsidiary Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all applicable laws. No Subsidiary Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. For purposes of this Agreement "Subsidiary Employee Plan" shall mean each Company Plan that has been adopted or maintained by the Company or any member of the Company Group, whether informally or formally, or with respect to which the Company or any member of the Company Group will or may have any material liability, for the benefit of employees who perform services outside the United States.

               (o) Each Subsidiary Employee Plan is amendable and terminable unilaterally by the Company or any of its Subsidiaries, including after the Effective Time, without material liability to the Surviving Corporation or any of its Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no Subsidiary Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any of its Subsidiaries from amending or terminating any such Subsidiary Employee Plan. The investment vehicles used to fund Subsidiary Employee Plans may be changed at any time without incurring a material sales charge, surrender fee or other similar expense.

          Section 2.17 Compliance with Laws, Warranty, Etc. (a) Each of the Company and its Subsidiaries is in material compliance with all laws, statutes, rules, ordinances, regulations, codes, judicial or administrative tribunal orders, judgments, writs and injunctions of any Governmental Entity applicable to the Company and its Subsidiaries.

          (b) Each of the Company's products is, and at all relevant times has been, (i) in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations and (ii) fit in all material respects for the ordinary purposes for which it is intended to be used and (iii) conforms in all material respects to any promises or affirmations of fact made by the Company or its Subsidiaries in respect of such product. To the Knowledge of the Company, each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance in all material respects with applicable laws with respect to its contents and use.

          (c) Except as set forth on Schedule 2.17(c), since August 31, 2001, neither the Company nor any of its Subsidiaries has had warranty claim(s) in an aggregate amount exceeding $10,000, product recall or product liability claim in respect of any of the Company's products.

          Section 2.18 Insurance. Schedule 2.18 sets forth a summary of all insurance policies (including, without limitation, policies providing theft, fire, liability (including products liability) workers' compensation, life, property and casualty, directors' and officers', and bond and surety arrangements) to which the Company or its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage under and specifies the insurer, the amount of coverage, type of insurance, expiration date and any retroactive premium adjustments or other loss sharing agreements. Such policies are in full force and effect on the date hereof, and will continue to be in full force and effect immediately following the consummation of the transactions contemplated hereby, and all due premiums have been timely paid in full and the Company and its Subsidiaries are otherwise in compliance with the terms and provisions thereof in all material respects. The Company and its Subsidiaries have been covered since their inception by insurance in scope and amount customary and reasonable for the businesses in which they have been engaged during the aforementioned period.

          Section 2.19 Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth on Schedule 2.19, each of the Company and its Subsidiaries has no account or safe deposit box in any bank and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company or its Subsidiaries, to withdraw any money or other property from any bank, brokerage or other account of the Company or its Subsidiaries or to act under any power of attorney granted by the Company or its Subsidiaries at any time for any purpose. Schedule 2.19 also sets forth the names of all persons authorized to borrow money or sign notes, checks, wire instructions and other banking documents on behalf of the Company or its Subsidiaries.

          Section 2.20 Proprietary Rights. Except as set forth on Schedule 2.20, the Company possesses or has adequate rights to use all Proprietary Rights. Except as set forth on Schedule 2.20, the Company has not received any notice of any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. Except as set forth on Schedule 2.20, to the Knowledge of the Company, the Company has not infringed, misappropriated or otherwise conflicted with any proprietary rights of any Person, nor is the Company aware of any claims of or actual infringement, misappropriation or conflict which, to the Knowledge of the Company, will occur as a result of the continued operation of the business of the Company as currently conducted. Following the consummation of the transactions contemplated by this Agreement, the Surviving Corporation will possess or have the right to use all Proprietary Rights to the same extent as possessed or used by the Company immediately prior to the Effective Time and without payment of any additional amounts of consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay. No termination of any contract manufacturing arrangement will result in the loss of any Proprietary Rights or the right of the Company or any Subsidiary to sell any products currently sold by such entities.

          Section 2.21 Environmental Matters. Except as set forth on Schedule 2.21, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws, (ii) there is no proceeding, arbitration, action, judgment, decision, settlement, writ, stipulation, decree, lawsuit, claim, complaint, injunction, order or investigation before any Governmental Entity or arbitral or other forum pending, or to the Knowledge of the Company, threatened against the Company or its Subsidiaries in respect of (A) non-compliance with any Environmental Laws or (B) the release or threatened release into the environment of any Hazardous Substance or (C) the handling, storage, use, transportation or disposal of any Hazardous Substance, (iii) there are and have been no Hazardous Substances or other condition, at any property currently or formerly owned, leased, operated or otherwise used by the Company or its Subsidiaries, or any other location, that would reasonably be expected to give rise to any liability of the Company or its Subsidiaries and (iv) neither the Company nor any of its Subsidiaries have or after the Closing will have any Environmental Liabilities. As used in this Section 2.21, "Environmental Law" shall mean any federal, state or local law, statute, ordinance, code, rule or regulation of any Governmental Entity, or any order, decree, stipulation, judgment, writ, order, injunction, determination or award issued or entered by any Governmental Entity, in each case relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or (iii) protection of the environment; "Environmental Liabilities" shall mean any claims, demands, costs, fees, expenses, obligations or liabilities under Environmental Law, whether vested or unvested, known or unknown, contingent or fixed, which arise from or relate to actions occurring (including any failure to act) or conditions existing, in whole or in part, on or before the Effective Date; and "Hazardous Substance" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, hazardous wastes, toxic substances, asbestos, toxic molds, pollutants, or contaminants defined as such in, or regulated or that could reasonably be expected to result in liability under, any applicable Environmental Law.

          Section 2.22 Minute Books. The minute books of the Company and its Subsidiaries have been made available to the Parent for inspection and accurately record in all material respects therein all actions taken by the respective board of directors and stockholders of the Company and its Subsidiaries. No other minute books of the Company or its Subsidiaries are kept or exist.

          Section 2.23 Brokers. Except for America's Growth Capital LLC, each of the Company and its Subsidiaries has not retained, utilized or been represented by any broker, finder, agent or other intermediary in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

          Section 2.24 Voting Requirements. The affirmative vote or written consent of (i) the holders of a majority of the outstanding shares of Company Common Stock, and (ii) the holders of a majority of the outstanding shares of Company Preferred Stock, are the only votes of the holders of any class or series of the Company's capital stock necessary, whether under applicable law or otherwise, to approve and adopt this Agreement and the transactions contemplated hereby.

          Section 2.25 Representations Complete. None of the representations or warranties made by the Company contained in this Agreement, any Exhibit or Schedule attached hereto or any officer's certificate delivered pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                     STOCKHOLDERS AND COMPANY OPTIONHOLDERS

          Each of the Company Stockholders and Company Optionholders, severally and not jointly, represents and warrants to the Parent and the Acquirer as set forth below:

          Section 3.1 Incorporation; Authority. Such Company Stockholder (other than an individual) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and such Company Stockholder has all requisite corporate power and authority, or capacity, as the case may be, to own or lease and operate its properties and to carry on its business as now conducted.

          Section 3.2 Approval; Binding Effect. Such Company Stockholder (other than an individual) has all requisite power and authority, or capacity, as the case may be, to execute and deliver this Agreement and to perform all of its agreements and obligations under, and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by such Company Stockholder. This Agreement constitutes the legal, valid and binding obligation of such Company
     Stockholder and Company Optionholder, enforceable against such Company Stockholder and Company Optionholder in accordance with its terms, except as such validity, binding effect or enforceability may be limited by bankruptcy, insolvency and similar laws affecting creditor's rights generally or equitable principles relating to the availability of remedies.

          Section 3.3 Non-Contravention. Except as set forth on Schedule 3.3, the execution and delivery of this Agreement by such Company Stockholder or Company Optionholder, the performance and compliance by such Company Stockholder or Company Optionholder with the terms hereof, and the consummation of all transactions, including the Merger, contemplated hereby and thereby will not conflict with, result in a breach or violation of, constitute a default (with or without due notice or lapse of time or both) under, or give rise to any Encumbrance on the Company Stock or Eligible Company Options held by such Company Stockholder or Company Optionholder under: (a) any provision of the charter or bylaws or the comparable organizational documents, if any, of such Company Stockholder (other than an individual); (b) any statute, rule, regulation, order, law, ordinance or restriction applicable to such Company Stockholder or Company Optionholder, or such Company Stockholder's or Company Optionholder's respective properties or assets, including the Company Stock held by such Company Stockholder and the Eligible Company Options held by such Company Optionholder; (c) any judgment, order, writ, injunction or decree of any court or judicial or quasi-judicial tribunal applicable to such Company Stockholder or Company Optionholder, or their respective properties or assets, including the Company Stock held by such Company Stockholder and the Eligible Company Options held by such Company Optionholder; or (d) any contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which such Company Stockholder or Company Optionholder is a party or by which it or its assets, including the Company Stock held by such Company Stockholder and the Eligible Company Options held by such Company Optionholder, is bound.

          Section 3.4 No Consents. Except as set forth on Schedule 3.4, no consent, notice, approval, waiver, license or other authorization or action by or filing, registration or qualification with any Governmental Entity or any other Person (including any party to any agreement with such Company Stockholder or Company Optionholder) is required in connection with the execution and delivery by such Company Stockholder or Company Optionholder of this Agreement, the consummation by such Company Stockholder or Company Optionholder of the transactions contemplated hereby, or the performance by such Company Stockholder or Company Optionholder of its obligations hereunder.

          Section 3.5 Title to Company Stock. All shares of capital stock and/or Company Options of the Company set forth opposite such Company Stockholder's or Company Optionholder's name on Schedule 2.7 are owned beneficially and of record as of the date hereof by such Company Stockholder or Company Optionholder, as the case may be, and are free and clear of any Encumbrances.

                                   ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIRER

          The Parent and the Acquirer represent and warrant to the Company as set forth below:

          Section 4.1 Organization and Standing of the Parent and the Acquirer. The Parent is an entity validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          Section 4.2 Approval; Binding Effect. Each of the Parent and the Acquirer has all requisite corporate power and authority to execute and deliver this Agreement and to perform all of its agreements and obligations hereunder in accordance with its terms. This Agreement and the transactions contemplated hereby have been duly authorized by the board of directors and, stockholders if and to the extent required, of the Parent and the Acquirer. This Agreement has been duly executed and delivered by each of the Parent and the Acquirer. This Agreement constitutes the legal, valid and binding obligation of the Parent and/or the Acquirer, as applicable, enforceable against the Parent and/or the Acquirer, as applicable, in accordance with its terms, except as such validity, binding effect or enforceability may be limited by bankruptcy, insolvency and similar laws affecting creditor's rights generally or equitable principles relating to the availability of remedies.

          Section 4.3 Non-Contravention. The execution and delivery of this Agreement, the performance and compliance by the Parent and the Acquirer with the terms hereof and the consummation of all transactions, including the Merger, contemplated hereby will not conflict with or result in any breach or violation of or default (with due notice or lapse of time or both) or creation of any Encumbrance under, or the acceleration, vesting or modification of any right or obligation under (a) any provision of the charter, Bylaws or other organizational documents of the Parent or the Acquirer, (b) any judgment, order, writ, injunction or decree of any court or judicial or quasi-judicial tribunal applicable to the Parent or the Acquirer, (c) any statute, rule, regulation, order, law, ordinance or restriction applicable to the Parent or the Acquirer or (d) any contract, commitment, lease, agreement, mortgage, note, indenture or other instrument or obligation to which the Parent or the Acquirer is a party or by which it or its assets are bound, in each case except to the extent any such breach, violation, creation of Encumbrance, acceleration, vesting or modification does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          Section 4.4 No Consents. Except as set forth on Schedule 4.4, no consent, notice, approval, waiver, license or other authorization or action by or filing with any Governmental Entity or any other Person (including any party to any agreement with either the Parent or the Acquirer) is required in connection with the execution and delivery by the Parent and the Acquirer of this Agreement, the consummation by the Parent and the Acquirer or the transactions contemplated hereby, or the performance by the Parent and the Acquirer of their obligations hereunder.

          Section 4.5 Brokers. Neither the Parent nor the Acquirer has retained, utilized or been represented by any broker, finder, agent or other intermediary in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby.

          Section 4.6 Solvency. Each of the Parent and the Acquirer are not, as of the date of this Agreement, nor will be rendered by the transactions contemplated by this Agreement, "insolvent" as such term is defined in
     Section  101 of Title  11 of the  United  States  Bankruptcy  Code,  11 USC
     Section 101 et seq., which generally means that for (a) a Person other than a partnership or a municipality, a financial condition such that the sum of such entity's debts is greater than all of such entity's property, at a fair valuation, exclusive of fraudulently conveyed property and certain other exempt property, and (b) a Person that is a partnership, a financial condition such that the sum of such partnership's debts is greater than the aggregate of all of such partnership's property, exclusive of fraudulently conveyed property and the sum of the excess of the value of each general partner's non-partnership property, exclusive of fraudulently conveyed property, over such partner's non-partnership debts.

                                   ARTICLE 5

                     CERTAIN OTHER COVENANTS OF THE PARTIES

          Section 5.1 Conduct of Business. Except as permitted in Schedule 5.1 or as otherwise consented to by the Acquirer, from the date of this Agreement and until the Closing, the Company (and the Subsidiaries) shall:

               (a) conduct its business only in the ordinary course on a basis consistent with past practice;

               (b) refrain, other than in the ordinary course of business, from making any purchase, sale or disposition of any material asset or property, and from mortgaging, pledging, subjecting to a lien or otherwise placing an Encumbrance on any of its assets except in the ordinary course of business;

               (c) refrain from entering into any employment contract or granting any bonus or otherwise making any change in the compensation payable or to become payable to any of its employees, other than pursuant to compensation programs existing on the date hereof;

               (d) use reasonable efforts to keep intact the business organization of the Company and the Subsidiaries and to keep available to the Acquirer present employees of the Company and the Subsidiaries;

               (e) refrain from making any dividend or distribution, redemption, recapitalization or other transaction involving the capital stock of the Company;

               (f) keep in full force and effect the Company's existing insurance;

               (g) maintain their books and records in the normal and customary manner and not propose or adopt any changes to the accounting methods, principles or practices used by the Company or its Subsidiaries, except as otherwise required by law or GAAP;

               (h) not amend their certificate of incorporation or by-laws;

               (i) not merge or consolidate with, or agree to merge or consolidate with, or purchase or otherwise acquire, or agree to purchase or otherwise acquire, any business or any material amount of assets;

               (j) not incur  Indebtedness  other than Indebtedness  incurred in
          the  ordinary   course  of  business  under  the  Company's   existing
          facilities;

               (k) not make (or commit to make) any loan, advance or capital contributions or investment in any Person (except that which the Company makes in any of its Subsidiaries);

               (l) continue to make capital expenditures in the ordinary course of business but not to exceed $50,000.00 in the aggregate;

               (m) not make, revoke or amend any material Tax election; not execute any waiver of restrictions on assessment or collection of any Tax; and not enter into or amend any agreement or settlement with any Tax Authority;

               (n) not take any action, or omit to take any action, that would cause the condition contained in Section 6.1 not to be satisfied at, or as of any time prior to, the Effective Time; and

               (o) promptly advise the Parent in writing of any change or effect that has had or could reasonably be expected to have a Material Adverse Effect.

     Section 5.2 Waivers, Consents and Approvals. Notwithstanding any other provision of this Agreement, the Company will use commercially reasonable efforts (not involving the payment by the Company or any of the Subsidiaries of money to any party to any Material Contract), with the full cooperation of the Parent and Acquirer, to obtain the consents or approvals of third parties required under any Material Contracts and from any Governmental Entity which are listed on Schedule 6.8 or Schedule 7.3 hereof. Provided that the Company shall have complied with this Section 5.2, Acquirer shall have no right to terminate this Agreement or to seek damages or other remedies from the Company as a result of any failure by the Company to obtain any such consent or approval or to provide any such alternative arrangement with respect to any consents, waivers or approvals which are listed on Schedule 6.8 or Schedule 7.3 hereof nor shall any such failure relieve Parent or Acquirer of any of their obligations hereunder; provided that nothing in this Section 5.2 shall be construed to modify Section 6.8 or Section 7.3 hereof nor require Acquirer or Parent to consummate the transactions contemplated by this Agreement if Section 6.8 is not satisfied. Nothing in this Agreement will constitute a transfer or an attempted transfer of any Material Contracts or Governmental Entity consents, approvals, waivers, or other authorizations which are listed on Schedule 7.3 hereof which by its terms or under applicable law or governmental rules or regulations requires the consent or approval of a third party (including, without limitation, a Governmental Entity) unless such consent or approval shall have been obtained.

     Section 5.3 Hart-Scott-Rodino Act. As soon as practicable after the date of the execution and delivery of this Agreement, the parties shall make any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"). In connection therewith, each party shall furnish to the other such information and reasonable assistance as such party may reasonably request in connection with its preparation of any additional necessary filings or submissions to any governmental agency, including, without limitation, any additional filings necessary under the HSR Act. Each party shall keep the other parties informed of the status of any inquiries made of any such party by the Federal Trade Commission, the Antitrust Division of the U. S. Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

     Section 5.4 Further Assurances; Access.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the Stockholder Representatives and the proper officers and directors of each party to this Agreement shall take all such necessary action.

          (b) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries, officers, employees, counsel, financial advisors, accountants and other representatives to, afford to Parent and its representatives reasonable access during normal business hours to the properties, books (including management information systems), contracts, commitments, personnel and records of the Company and each of its
     Subsidiaries. The Company shall, and shall cause its Subsidiaries, officers, employees, counsel, financial advisors, accountants and other representatives to reasonably cooperate with the Parent and its representatives in providing the Parent and its representatives such reasonable access and in understanding the foregoing.

     Section 5.5 Announcements. Except as otherwise required by law, prior to the Closing, Company and Parent will cooperate with each other in the development of a joint communication plan which will address the content and distribution of all news releases and other announcements with respect to this Agreement and the transactions contemplated hereby. Except to the extent otherwise required by law (including the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, NASDAQ or other self-regulatory organization applicable to the Parent) and except as prescribed in a joint communication plan of the parties, in no event shall any party to this Agreement make, issue or release or authorize any of its directors, officers, employees or agents to make, issue or release any announcement, statement or acknowledgment of the existence of this Agreement or the transactions contemplated under this Agreement, or reveal the status of the transactions provided for herein, regardless of whether such announcement, statement or acknowledgment is made or directed to the public generally or to employees, suppliers, customers or other third parties, without first obtaining the consent of the Parent and the Company, or except as may be required by the Company to communicate with its stockholders in connection with the transactions contemplated by this Agreement.

     Section 5.6 Stockholders Notice and Stockholders Meeting. Prior to, or as promptly as practicable following the date of this Agreement, the Company shall obtain the written consent (the "Written Consent") of its stockholders to approve this Agreement and the transactions contemplated by this Agreement to the extent required by the DGCL. The Company will, through its board of directors, recommend to its stockholders approval of the foregoing matters, as set forth in the second sentence of Section 2.2 of this Agreement. As promptly as practicable following the receipt of the Written Consent, the Company shall provide its stockholders the notices required under Sections 228 and 262 of the DGCL (the "Requisite Notices"). All information delivered to the stockholders in connection with obtaining the Written Consent and providing the Requisite Notices shall be accurate and complete in all material respects as of the date of its delivery to the stockholders of the Company.

     Section 5.7 Directors' and Officers' Indemnification.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, whether asserted or arising before or after the Effective Time and relating to actions, events or occurrences (or the absence thereof) on or prior to the Effective Time (each a "D&O Claim"), in which any Person who is or was a director or officer of the Company or any of its Subsidiaries (the "D&O Indemnified Parties") is, or is threatened to be, made a defendant arising out of or as a result of (i) the fact that such D&O Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby (excluding any action by any D&O Indemnified Party hereunder), the Surviving Corporation shall, after the Effective Time, indemnify and hold harmless, to the fullest extent permitted by law and to the fullest extent previously provided for in the Company's certificate of incorporation and bylaws in effect prior to the Merger, each such D&O Indemnified Party against any Losses suffered or incurred by such D&O Indemnified Party in connection with any such D&O Claim.

          (b) Promptly after a D&O Indemnified Party has received notice of or has knowledge of any D&O Claim or the commencement of any D&O Claim (a "D&O Proceeding") for which a D&O Indemnified Party is entitled or may become entitled to make a claim pursuant to this Section 5.4, such D&O Indemnified Party shall give the Parent written notice of such D&O Claim or the commencement of such D&O Proceeding. Any failure to so notify the Parent shall not limit the right to indemnification hereunder unless (and then only to the extent) the failure to give such notice materially and adversely prejudices the Parent or the Surviving Corporation. The Parent
     (i) shall have the right to assume control of the defense of the D&O Claim and/or D&O Proceeding by appropriate proceedings with its counsel and (ii) shall have the authority to negotiate, compromise and settle such D&O Claim and/or D&O Proceeding with the consent of the applicable D&O Indemnified Party, which consent shall not be unreasonably withheld or delayed. Each D&O Indemnified Party may participate in the defense, at its sole expense, provided that counsel for the Parent shall act as lead counsel in all matters pertaining to the defense or settlement of such D&O Claims and/or D&O Proceedings. The Parent shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the D&O Indemnified Parties shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any D&O Proceeding (A) as to which the Parent fails to assume the defense within a reasonable length of time or (B) to the extent the D&O Proceeding seeks an order, injunction, or other equitable relief against any D&O Indemnified Party which, if successful, would materially and adversely affect such D&O Indemnified Party or (C) to the extent that counsel for the D&O Indemnified Party reasonably advises the D&O Indemnified Party that there are issues that raise conflicts of interest between the Parent and the D&O Indemnified Parties.

          (c) In the event the Surviving Corporation, or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent and the Surviving Corporation assume the obligations set forth in this section.

          (d) The provisions of this Section 5.7 are intended to be for the benefit of, and enforceable by, each D&O Indemnified Party and his or her heirs and assigns, and nothing herein shall affect any indemnification rights that any D&O Indemnified Party and his or her heirs and assigns may have under the charter or bylaws of the Company, any contract or applicable law.

          (e) Prior to the Effective Time, subject to the prior written approval of the Parent, the Company shall purchase a directors and officers "run off" policy covering the period of time up to and including the Effective Time, which policy would take effect on and from the Effective Time for a period of not less than six years. The cost of such policy shall not reduce Net Worth for purposes of the Final Statement prepared in accordance with
     Section 1.3(d) hereof.

     Section 5.8 Treatment of Employees. Except as set forth in Schedule 5.8, at the Effective Time, the Parent shall cause the Surviving Corporation to offer employment to all persons who are employees of the Company immediately prior to the Closing (the "Company Employees") if such offer is necessary as a matter of law in order for such employees to become employees of the Surviving Corporation, such employment to be for substantially equivalent positions and on substantially equivalent wage or compensation rates as such Company Employees have with the Company and such employment to be at the Company's existing facilities. As of the Effective Time (or as soon as practicable thereafter), the Parent shall, at its option, cause the Surviving Corporation to continue the Company's employee benefit plans or enroll the Company Employees in the Parent's employee benefit plans, including its (if generally offered by Parent) vacation plan, medical plan, dental plan, 401(k) plan, life insurance plan and disability plan, under the same coverage applicable to similarly situated employees of the Parent, (i) giving such Company Employees service credit for their prior employment with the Company for eligibility and vesting purposes for all of Parent's employee benefit plans as if such service had been performed with the Parent, (ii) waiving all limitations as to preexisting condition exclusions, evidence of insurability provisions, waiting periods or similar limitations to the extent such waiver is possible under the Parent's employee benefit plans and
(iii) for purposes of computing deductible amounts, expenses and claims incurred prior to the Closing Date under the Company's group of medical plans shall be credited and recognized. Notwithstanding the foregoing, (a) prior to the Effective Time, the Company will take such action as is necessary to ensure that only eligible Employees and their dependents are covered by the Company Plans relating to health or medical benefits, and (b) nothing contained in this Agreement shall confer upon any Company Employee any right with respect to continuance of employment by the Surviving Corporation, nor shall anything herein interfere with the right of the Surviving Corporation to terminate the employment of any of the Company Employees at any time, with or without cause, or restrict the Parent or the Surviving Corporation in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment (including the employee benefits) of the Company Employees following the Closing.

     Section 5.9 Dispute Resolution. In the event that any dispute, disagreement or controversy arises among the parties hereto relating to the terms or interpretation of this Agreement which the parties are unable to resolve themselves after good faith negotiations, then the parties shall attempt to resolve such dispute, disagreement or controversy through non-binding mediation using the non-administered mediation rules of the Center for Public Resources (the "CPR"). The use of a single mediator is preferred, but if the parties cannot promptly agree on a mutually acceptable mediator, then the CPR shall select a mediator. The mediation shall occur in Boston, Massachusetts. The parties shall bear their own costs and expenses of the mediation; the fees of the mediator shall be borne equally by the Parent, on the one hand, and the Company Stockholders, on the other hand. If the parties are unable to resolve the matter to their mutual satisfaction through such non-binding mediation within sixty (60) days of failing to resolve the disputed matter themselves or otherwise referring the disputed matter to the CPR, then the parties shall submit the disputed matter for settlement by arbitration in accordance with the then-current Arbitration Rules of the American Arbitration Association (the "AAA Rules") in effect as of the date of submission of the arbitration demand to the

American Arbitration Association ("AAA"); provided, however, the number of arbitrators shall be one (1) and the arbitrator shall be selected by the AAA if the parties are unable to agree upon a mutually acceptable arbitrator within twenty-one (21) days of the submission of the arbitration demand. The arbitration shall be administered by the AAA and conducted in Boston, Massachusetts. All decisions of the arbitrator shall be final and binding on all parties and enforceable in any court of competent jurisdiction. The fees and expenses of the arbitrator and of the AAA will be borne equally by the Parent, on the one hand, and the Company Stockholders, on the other hand. The prevailing party shall be entitled to recover all reasonable legal fees and expenses incurred in connection with the dispute from the non-prevailing party. For purposes of this paragraph, the Stockholder Representatives shall have the full power and authority to represent the interests of the Company Stockholders pursuant to the procedures set forth herein. Notwithstanding the foregoing, nothing in this Section 5.9 shall apply to the resolution of any objection to the Final Statement and the determination of the Net Worth of the Company as of the Effective Time, as provided in Section 1.3 hereof.

     Section 5.10 Resignation of Directors and Officers.  Except as set forth on
Schedule 5.10, each Company Stockholder that is a director and officer of the Company hereby agrees to resign their positions with the Company on or prior to the Closing Date and shall execute such appropriate documentation with respect to the transfer or establishment of bank accounts, signing authority, and other similar matters, as Acquirer reasonably requests consistent with the Parent's policy.

     Section 5.11 Subsidiary Capital Stock Ownership. As of the Closing, if any Person other than the Company owns or holds of record or beneficially any shares of capital stock or equity or ownership interest in any Subsidiary of the Company, the Company will cause such Person to transfer to the Company or as may be otherwise directed by the Acquirer such shares or equity or ownership interests.

                                   ARTICLE 6

                             CONDITIONS PRECEDENT TO
                       PARENT'S AND ACQUIRER'S OBLIGATIONS

     Notwithstanding the provisions of Article 1, the Parent and the Acquirer shall be obligated to perform the acts contemplated for performance by them under Article 1 only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by the Parent and the Acquirer:

     Section 6.1 Accuracy of Representations and Warranties by the Company. Each representation and warranty of the Company and the Company Stockholders contained in this Agreement (a) that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though each such representation and warranty had been made on and as of the Effective Date and as of the Closing Date, except to the extent any such representation and warranty expressly speaks only as of an earlier date (in which case as of such earlier date), and (b) that is not so qualified shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though each such representation and warranty had been made on and as of the Effective Date and as of the Closing Date, except to the extent any such representation and warranty expressly speaks only as of an earlier date (in which case as of such earlier date). Parent and Acquirer shall have received a certificate from the Chief Executive Officer of the Company (on behalf of the Company only) to the foregoing effect.

     Section 6.2 Compliance by the Company. The Company shall have performed and complied in all material respects with all of its covenants, agreements and obligations under this Agreement required to be performed or complied with by it on or before the Closing Date. Parent and Acquirer shall have received a certificate from the Chief Executive Officer of the Company (on behalf of the Company only) to the foregoing effect.

     Section 6.3 Delivery of Certificate of Merger. The Company shall have duly executed and delivered the Certificate of Merger.


     Section 6.4 No Pending Judgments or Litigation. There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribune of competent jurisdiction prohibiting consummation of the Merger or any of the transactions contemplated hereby. No action, suit or proceeding shall be pending or threatened against the Company wherein any unfavorable injunction, judgment, order, decree ruling or charge would prohibit the consummation of the Merger or any of the transactions contemplated hereby or would restrain or prohibit the Parent's ownership or operation of all or any material portion of the business or assets of the Company or any of its Subsidiaries or would compel the Parent to dispose or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries. There shall not have been any action taken, or any statute, rule or regulation enacted, enforced or promulgated by any Governmental Entity that could reasonably be expected to result in any of the foregoing consequences.

     Section 6.5 Resignations of Directors and Officers.  Except as set forth on
Schedule 6.5 all of the directors and officers of the Company shall have resigned their positions with the Company and each of its Subsidiaries, on or prior to the Closing Date and prior thereto shall have executed such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, and other similar matters, as the Acquirer shall have reasonably requested.

     Section 6.6 Resolutions Adopted by the Company. The Company shall have delivered a copy of the resolutions adopted by the board of directors and stockholders of the Company authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company.

     Section 6.7 Certificates of Good Standing. The Company shall have delivered a certificate of the Secretary of State of the State of Delaware, dated as of a recent date prior to the Closing, with respect to the legal existence and good standing of the Company under the laws of the State of Delaware, and shall have delivered a certificate of the secretary of state (or comparable authority) of the jurisdiction of incorporation, dated as of a recent date prior to the Closing, with respect to the legal existence and good standing of each of the Subsidiaries under the laws of such jurisdiction.

     Section 6.8 Consents and Approvals. The Company shall have received all consents and approvals of all Governmental Entities and all third parties identified on Schedule 6.8, and to the extent required, the Company shall have provided Parent and Acquirer with any certificate or similar document which may be required by any Tax Authority in order to relieve Parent or the Acquirer, as the case may be, of any obligation to withhold any portion of the purchase price.

     Section 6.9 Legal Opinion. The Parent and the Acquirer shall have received from Brown Rudnick Berlack Israels LLP, counsel for the Company, a legal opinion covering customary matters, which shall be addressed to the Parent and the Acquirer, dated as of the Closing Date and in substantially the form attached hereto as Exhibit B.

     Section 6.10 HSR Act. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired.

     Section 6.11 Escrow Agreement. There shall have been executed and delivered to Acquirer an Escrow Agreement in substantially the form attached hereto as Exhibit C (its "Escrow Agreement") pursuant to which the Escrow Amount shall be deposited in escrow to secure payment of indemnification payable to Acquirer or Parent hereunder.

     Section 6.12 FIRPTA. Parent shall have received certifications providing exemption from withholding under Section 1445 of the Code with respect to the transactions contemplated by this Agreement.

     Section 6.13 Dissenting Shares. The holders of not more than 10% of the outstanding Shares shall have exercised dissenters' rights in accordance with Delaware law.

     Section 6.14 Voting Agreement. Each of The Nicholas G. Tagaris 2003 Irrevocable Trust, The Nicholas G. Tagaris 2003 Qualified Annuity Trust, Nicholas G. Tagaris and Lief and Carol Jacobsen 2004 Charitable Remainder Unitrust shall have executed and delivered to Parent and Acquirer a Voting Agreement.

     Section 6.15 Non-Competition  Agreement. The individuals listed in Schedule
6.15 shall have executed and delivered to Parent and Acquirer a Non-competition and Non-solicitation Agreement substantially in the applicable form attached hereto as Exhibit D-1 or Exhibit D-2.

     Section 6.16 Affiliate Transactions. All obligations, agreements, contracts, powers of attorney and other arrangements between any Stockholder (or any Affiliate of such Stockholder or any member of such Stockholder's immediate family) and the Company shall have been terminated, including, without limitation, the termination of employment of the individuals named on Schedule
6.16 (the "Affiliate Employees") and the repayment of any loans, advances or other amounts owed to the Company or any of its Subsidiaries, and each such Affiliate Employee shall have executed and delivered to the Company a general release in form and substance satisfactory to the Acquirer.

     Section 6.17 Material Adverse Effect. Since March 28, 2004, there shall not have been any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     Section 6.18 Exchange and Paying Agent Agreement. The Company shall have executed and delivered to the Parent and the Acquirer the Exchange and Paying Agent Agreement.

     Section 6.19 Title Insurance Policy. The Acquirer shall have received a firm commitment for an owner's policy of title insurance from a nationally-recognized title insurance company indicating that title to the Owned Real Property is vested in the Company and that the Owned Real Property is free and clear of all Encumbrances, other than as set forth in Section 2.10(e)(i)-(vi), and said title company is willing to issue a final owner's policy on the Closing Date with such commitment.

     Section 6.20 Termination of Citizens Line. The Company shall have provided evidence satisfactory to the Parent and the Acquirer that the Citizens Line has been terminated and that no Indebtedness remains outstanding, and no amounts are owed, thereunder.

     Section 6.21 Parachute Payments. The Company shall have taken all action necessary to ensure that no agreement, contract, arrangement or plan (including, without limitation, the Company Options) of the Company or any Subsidiary or, for this purpose, any options granted or consideration paid (or otherwise treated as granted or paid in connection with the Merger) by Parent or the Acquirer to employees of or service providers to the Company or any Subsidiary pursuant to the transactions contemplated by this Agreement, will result, in Parent's reasonable determination, separately or in the aggregate, in the payment of a "parachute payment' within the meaning of Section 280G of the Code. The approval of the Stockholders entitled to vote thereon pursuant to Section 280G(b)(5)(A) and (B) and the Treasury Regulations thereunder in a form that satisfies in all respects the shareholder approval requirements of Section 280G(b)(5)(A) and (B) and the Treasury Regulations thereunder (the "Requirements") shall be deemed to satisfy the requirement of Parent's reasonable determination. The Company shall submit the vote and related disclosure under Section 280G(b)(5)(A) and (B) to Parent for its approval prior to dissemination to Stockholders entitled to vote. Parent shall not unreasonably withhold its approval. Parent's approval or failure to notify the Company of specific objections and the reasons therefore within five (5) business days of the Company' submission shall be final and conclusive as to satisfaction in all material respects of the Requirements. In the event that Parent and the Company are unable to agree on the vote and related disclosure, Parent and the Company shall submit the vote and the related disclosure to the Unaffiliated Firm, whose determination shall be final and conclusive. The expenses of the Unaffiliated Firm related to such determination shall be borne fifty percent (50%) by the Parent, and shall be borne fifty percent (50%) by the Company as a Transaction Expense.



                                   ARTICLE 7

                  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

     Notwithstanding the provisions of Article 1, the Company shall be obligated to perform the acts contemplated for performance by it under Article 1 only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by the Company:

     Section 7.1 Accuracy of Representations and Warranties by the Parent and the Acquirer. Each representation and warranty of the Parent and the Acquirer contained in this Agreement (a) that is qualified as to materiality shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though each such representation and warranty had been made on and as of the Effective Date and as of the Closing Date, except to the extent any such representation and warranty expressly speaks only as of an earlier date (in which case as of such earlier date), and (b) that is not so qualified shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though each such representation and warranty had been made on and as of the Effective Date and as of the Closing Date, except to the extent any such representation and warranty expressly speaks only as of an earlier date (in which case as of such earlier date). The Company shall have received a certificate from an executive officer of each of the Parent and Acquirer to the foregoing effect.

     Section 7.2 Compliance by the Parent and the Acquirer. The Parent and the Acquirer shall have performed and complied in all material respects with all of their covenants, agreements and obligations under this Agreement to be performed or complied with by them on or before the Closing Date. The Company shall have received a certificate from an executive officer of each of the Parent and Acquirer to the foregoing effect.

     Section 7.3 Consents and Approvals. The Parent and the Acquirer shall have received all consents and approvals of all Governmental Entities and all third parties identified on Schedule 7.3.

     Section 7.4 Delivery of Certificate of Merger. The Acquirer shall have duly executed and delivered the Certificate of Merger.

     Section 7.5 No Pending Judgments or Litigation. There shall not have been issued and be in effect any order, decree or judgment of or in any court or tribune of competent jurisdiction prohibiting consummation of the Merger or any of the transactions contemplated hereby. No action, suit or proceeding shall be pending or threatened against the Company wherein any unfavorable injunction, judgment, order, decree ruling or charge would prohibit the consummation of the Merger or any of the transactions contemplated hereby.

     Section 7.6 Delivery of Aggregate Merger Consideration. At the Closing, the Parent shall have delivered or shall simultaneously deliver the Escrow Amount to the Escrow Agent and the Aggregate Merger Consideration to the Paying Agent. If the Company does not have sufficient cash on the Closing Date to pay the Aggregate Option Consideration to Company Optionholders, simultaneously with the Closing to the extent necessary, the Parent shall advance cash to the Company to permit payment of the Aggregate Option Consideration to Company Optionholders.

     Section 7.7 Resolutions Adopted by the Parent and the Acquirer. Each of the Parent and the Acquirer shall have delivered a copy of the resolutions adopted by the boards of directors and stockholders (as appropriate) of the Parent and the Acquirer authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary of the Parent and the Acquirer, as the case may be.

     Section 7.8 Certificate of Good Standing. Each of the Parent and the Acquirer shall have delivered a certificate of the Secretary of State of the jurisdiction of incorporation of such entity, dated as of a recent date prior to the Closing, with respect to the legal existence and good standing of such entity under the laws of such jurisdiction.

     Section 7.9 HSR Act. All filings required to be made under the HSR Act shall have been made, and any applicable waiting period thereunder shall have expired.

     Section 7.10 Exchange and Paying Agent Agreement. The Parent and the Acquirer shall have executed and delivered to the Company the Exchange and Paying Agent Agreement.

                                   ARTICLE 8

                                 INDEMNIFICATION

     Section 8.1 Indemnity by Company Stockholders and Company Optionholders.

          (a) Subject to the limitations in Section 8.4 below, each Company Stockholder and Company Optionholder agrees, jointly and severally, to indemnify, defend and hold harmless the Parent, the Acquirer and the Surviving Corporation (and their respective directors, officers, employees and Affiliates) (each, an "Indemnified Party") from and against any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable expenses of investigation and the reasonable fees and disbursements of counsel and accounting and technical experts and consultants (collectively, the "Losses"), which any of such parties shall incur or suffer and which relate to or arise, directly or indirectly, out of any breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Agreement or any other certificate or instrument delivered pursuant hereto.

          (b) Subject to the limitations in Section 8.4 below, each Company Stockholder and Company Optionholder agrees, severally but not jointly, to indemnify, defend and hold harmless each Indemnified Party from and against all Losses, which any of such Indemnified Parties shall suffer and which relate to or arise, directly or indirectly, out of any breach by such
     Company Stockholder or Company Optionholder, as the case may be, of any representation, warranty, covenant or agreement made by such Company Stockholder or Company Optionholder, as the case may be, in this Agreement or any other certificate or instrument delivered pursuant hereto. For purposes of clarification and subject to the limitations in Section 8.4 below, no Company Stockholder or Company Optionholder shall be responsible under this Section 8.1(b) for any breach by any other Company Stockholder or Company Optionholder of any representation, warranty or covenant, it being understood that each such Company Stockholder and Company Optionholder shall be responsible only for their own individual representation, warranties and covenants.

     Section 8.2 Claims.

          (a) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Stockholder Representative (on behalf of the Company Stockholders and Company Optionholders, the "Indemnifying Party"), of any action, suit, proceeding, demand or breach (a "Claim") with respect to which the Indemnified Party claims indemnification hereunder, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Article 8 except to the extent, if at all, that such Indemnifying Party shall have been actually and materially prejudiced thereby.

          (b) If such Claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party other than any action, suit, proceeding or demand with respect to Taxes (a "Third Party Claim"), then the Stockholder Representative, acting for the Indemnifying Party, shall be entitled to participate in the defense of such Third Party Claim after receipt of notice of such claim from the Indemnified Party. Within twenty-one (21) days after receipt of notice of a particular matter from the Indemnified Party, the Stockholder Representative, acting for the Indemnifying Party, may assume the defense of such Third Party Claim by providing the Indemnified Party with written notice of its election to assume such defense. Notwithstanding the right of the Indemnified Party to retain its own counsel as described below, the Indemnifying Party shall have the authority to negotiate, compromise and settle such Third Party Claim if and only if the following conditions are satisfied:

               (i) the Indemnifying Party shall have confirmed in writing that it is obligated hereunder to indemnify the Indemnified Party with respect to such Third Party Claim; and

               (ii) the Indemnifying Party shall not, without the consent of the Indemnified Party, consent to the entry of any judgment or settle any such Third Party Claim unless the Indemnified Party is unconditionally released from all liability in respect of such Third Party Claim without admission of liability and the Indemnified Party is satisfied in its reasonable discretion, that there will be no continuing restrictions on the business of the Indemnified Party with respect to such Third Party Claim.

     The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third Party Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation, unless (1) the Indemnified Party has been advised by counsel that representation of the Indemnified Party and the Indemnifying Party by the same counsel presents a conflict of interest under applicable standards of professional conduct,
     (2) the Indemnified Party has been advised by counsel that there may be legal defenses available to it which are different from or in addition to the defenses available to the Indemnifying Party, the Indemnifying Party is not and has no plans to employ such different or additional defenses, and in the reasonable judgment of such counsel it is advisable for the Indemnified Party to employ separate counsel, (3) the Indemnifying Party has failed to prosecute such defense in good faith or (4) the Escrow Amount is likely to be insufficient to satisfy such Third Party Claim if such Third Party Claim is determined in favor of the plaintiff. Except in the case of clauses (3) or (4) above, the Indemnifying Party shall retain sole authority to negotiate, compromise and settle such Third Party Claim subject to the conditions set forth above. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed if the consent, judgment or settlement unconditionally releases the Indemnifying Party from all liability in respect of such Third Party Claim without admission of liability.

          Section 8.3 Method and Manner of Paying Claims. Claimants shall only be entitled to satisfy claims for indemnification pursuant to this Article 8 from the Escrow Amount, subject to the limitations set forth in Section 8.4.

          Section 8.4 Limitations on Indemnification.

               (a) No Indemnifying Party shall be required to indemnify an Indemnified Party hereunder for any Claim except to the extent that the aggregate amount of Losses for which all Indemnified Parties are otherwise entitled to indemnification pursuant to this Article 8 exceeds $1,100,000, whereupon the Indemnified Party shall be entitled to be paid for all losses in excess of $500,000 and not merely the losses in excess of $1,100,000, subject to the limitations on the maximum amount of recovery set forth in Section 8.4(b); provided that the limitation in this Section 8.4(a) shall not apply to any breach of Sections 2.7, 2.12 or 2.21 with respect to each of which the Indemnifying Party shall be liable for Losses whether or not the amount of such Losses exceeds $1,100,000 and whether or not the amount of such Losses exceeds $500,000.

               (b) With respect to any Company Stockholder or Company Optionholder that is an Indemnifying Party, the aggregate Losses payable by such Company Stockholder or Company Optionholder with respect to a particular Claim for indemnification pursuant to Section 8.1(a), shall not exceed such Company Stockholder's or Company
          Optionholder's Pro Rata Portion of such Claim and shall also be limited as set forth in Section 8.4(d). With respect to any Losses payable with respect to a particular Claim for indemnification pursuant to Section 8.1(a), the Indemnified Party shall have recourse to the entire portion of the Escrow Amount remaining at any time without the applicability of any limitation in respect of any particular Company Stockholder or Company Optionholder. For purposes of the first sentence of this Section 8.4(b), with respect to a Company Stockholder or Company Optionholder, "Pro Rata Portion" shall mean, the product obtained by multiplying (A) the quotient obtained by dividing the portion of the Escrow Amount attributable to such Company Stockholder or Company Optionholder by the aggregate portions of the Escrow Amount attributable to all Company Stockholders and Company Optionholders, by (B) the total amount of such Claim (if and/or when such Claim is liquidated or quantified). In addition, the Losses for which an Indemnified Party shall be entitled to indemnification shall be (i) net of any tax benefit (after taking into account any offsetting tax burden) realized by such Indemnified Party by reason of the facts and circumstances giving rise to such reimbursement, and
          (ii) net of any insurance proceeds received by such Indemnified Party in connection with the circumstances giving rise to such claim for indemnification (for purposes of this sentence, an Indemnified Party shall be deemed to have realized a "tax benefit" only to the extent, and in the amount, that the actual tax liability of the Indemnified Party in the taxable year in which the Loss has occurred is reduced by the payment of any amount actually attributable to such Loss). The Parent shall, and shall use reasonable efforts to cause each other Indemnified Party, to use commercially reasonable efforts to collect any and all applicable insurance proceeds from any available insurer before attempting to seek indemnification hereunder; provided that nothing herein (i) shall require any Indemnified Party to institute any action against any insurer, (ii) shall limit any Indemnified Party's ability to settle or compromise any insurance claim or (iii) prohibit the assignment of any rights herein to any insurer in connection with any claim for indemnity hereunder.

               (c) The representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until the close of business on the second anniversary of the Closing Date; provided that the representations and warranties contained in Sections 2.7, 2.12 and 2.21 shall survive the Closing until the close of business on the fourth anniversary of the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the breach thereof giving rise to such right of indemnity shall have been given to the Stockholder Representatives prior to such time. The covenants and other agreements contained in this Agreement (including those set forth in this Article
          8) shall not expire.

               (d) The parties hereto acknowledge and agree that the sole and exclusive remedy of the Parent, the Surviving Corporation or any Indemnified Party in respect of any and all claims relating to, in connection with, or arising out of this Agreement and the transactions contemplated hereby, including any Claims under this Article 8, shall be satisfied solely from the Escrow Amount in accordance with the provisions set forth in this Article 8. No Company Stockholder, no Company Optionholder and no person who is or was a director, officer, employee or agent of the Company prior to the Effective Time shall have any personal liability to any Indemnified Party after the Closing Date in connection with the Merger or this Agreement absent fraud or intentional misrepresentation.

                                   ARTICLE 9
                            TERMINATION OF AGREEMENT

     Section 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated (i) by mutual consent of the Acquirer and the Company, (ii) by the Acquirer if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (iii) by the Company if the conditions stated in
Article 7 have not been satisfied at or prior to the Closing; provided, however, that a termination under either clauses (ii) or (iii) above shall not be effective unless the terminating party has given the other party written notice of its intent to terminate the Agreement, stating the reasons therefore, and the non-terminating parties shall fail to cure such condition within fifteen (15) days after the receipt of such notice.

     Section 9.2 Effect Of Termination. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to the non-breaching party for its damages and out-of-pocket expenses; provided, however, that if this Agreement is terminated prior to the Closing, only the Company, and not any of the Company Stockholders, shall have any liability to the Parent or the Acquirer for any breach of any representations, warranties or covenants under this Agreement.

     Section 9.3 Right To Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 6 hereof have not been satisfied, the Acquirer shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby, and if any of the conditions specified in Article 7 hereof have not been satisfied, the Company and the Company Stockholders, acting through the Stockholder
Representatives, shall have the right to waive the satisfaction of any such condition and to proceed with the transactions contemplated hereby.

                                   ARTICLE 10
                                   DEFINITIONS

     Section 10.1 Glossary of Defined Terms. The definitions of the following terms may be found in the Section references set forth opposite each such term:

 Defined Terms                                                Section
 -------------                                                -------
 AAA.......................................................   Section 5.9
 AAA Rules.................................................   Section 5.9
 Accountants...............................................   Section 1.3(d)(i)
 Acquirer..................................................   Preamble
 Affiliate Employees.......................................   Section 6.16
 Aggregate Merger Consideration............................   Section 1.3(c)
 Aggregate Option Consideration............................   Section 1.13(a)
 Agreement.................................................   Preamble
 Audited Financial Statements..............................   Section 2.8
 Balance Sheet.............................................   Section 2.8
 Claim.....................................................   Section 8.2(a)
 Closing...................................................   Section 1.1
 Closing Date..............................................   Section 1.1
 Closing Date Financial Statement..........................   Section 1.3(d)(i)
 Code......................................................   Section 2.16(a)
 Company...................................................   Preamble
 Company Common Stock......................................   Recitals
 Company Employees.........................................   Section 5.8
 Company Group.............................................   Section 2.16(a)
 Company Options...........................................   Recitals
 Company Plans.............................................   Section 2.16(b)
 Company Preferred Stock...................................   Recitals
 Company Qualified Plans...................................   Section 2.16(c)
 CPR.......................................................   Section 5.9
 Determination Date........................................   Section 1.3(d)(ii)
 Dissenting Shares.........................................   Section 1.7
 DGCL......................................................   Section 1.2(c)
 D&O Claim.................................................   Section 5.7(a)
 D&O Indemnified Parties...................................   Section 5.7(a)
 D&O Proceeding............................................   Section 5.7(b)
 Effective Date............................................   Section 1.1
 Effective Time............................................   Section 1.1
 Eligible Company Options..................................   Section 1.9
 Employees.................................................   Section 2.16(b)
 Enterprise Value..........................................   Section 1.2(j)
 Environmental Laws........................................   Section 2.21
 Environmental Liabilities.................................   Section 2.21
 ERISA.....................................................   Section 2.16(b)(1)

 Escrow Agreement..........................................   Section 6.11
 Estimated Closing Net Worth...............................   Section 1.3(f)
 Final Net Worth...........................................   Section 1.3(d)(ii)
 Final Statement...........................................   Section 1.3(d)(i)
 Financial Statements......................................   Section 2.8
 Hazardous Substance.......................................   Section 2.21
 Indemnified Party.........................................   Section 8.1(a)
 Indemnifying Party........................................   Section 8.2(a)
 IRS.......................................................   Section 2.16(b)
 Leased Real Property......................................   Section 2.10(c)
 Leases....................................................   Section 2.10(c)
 Letter of Transmittal.....................................   Section 1.6(a)
 Losses....................................................   Section 8.1(a)
 Material Contracts........................................   Section 2.15
 Merger....................................................   Recitals
 Net Worth.................................................   Section 1.3(d)(i)
 Net Worth Deficiency......................................   Section
                                                              1.3(e)(iii)

 Option Consideration......................................   Section 1.13(a)
 Owned Real Property.......................................   Section 2.10(d)
 Parent....................................................   Preamble
 PBGC......................................................   Section 2.16(b)
 Pro Rata Portion..........................................   Section 8.4(b)
 Required Documentation....................................   Section 1.6(a)
 Stockholder Notice........................................   Section 5.6
 Stockholder Representatives...............................   Section 1.11(a)
 Subsidiary Employee Plan..................................   Section 2.16(n)
 Surviving Corporation.....................................   Section 1.2(b)
 Third Party Claim.........................................   Section 8.2(b)
 Total Assets..............................................   Section 1.3(d)(i)
 Total Liabilities.........................................   Section 1.3(d)(i)
 Transaction Expenses......................................   Section 1.3(a)
 Unaffiliated Firm.........................................   Section
                                                              1.3(d)(iii)
 Unaudited Financial Statements............................   Section 2.8
 Voting Agreement..........................................   Recitals


     Section 10.2 Defined Terms. As used herein the following terms not otherwise defined have the following respective meanings:

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "control" (including the terms "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Aggregate Equity Value" means the amount of Enterprise Value less the amount of Transaction Expenses less Indebtedness of the Company outstanding on the Closing Date immediately prior to the Effective Time (other than any Indebtedness incurred by the Company to pay the Aggregate Option Consideration) less the Escrow Amount.

     "Certificate of Merger" means a customary form of certificate to effect a merger of the Acquirer and the Company in substantially the form of Exhibit E attached hereto.

     "Certificates" means the original stock certificates which, immediately prior to the Effective Time, represented shares of Company Stock, or the right to receive shares of Company Stock, other than Dissenting Shares.

     "Citizens Line" means the Loan Agreement for $10,000,000.00 by and among Datel, Inc., Datel Systems, Inc. and Citizens Bank of Massachusetts, dated as of June 28, 2000, as amended on June 28, 2002 whereby the loan amount was reduced to $5,000,000.00, and further amended on October 28, 2002 whereby the parties agreed that the loan would be payable on demand.

     "Company Optionholder" means the holder of any outstanding Eligible Company Options at the Effective Time.

     "Company Stock Option Plan" means the Datel Holding Corporation 1997 Combination Stock Option Plan.

     "Company Stock" means, collectively, Company Common Stock and Company Preferred Stock.

     "Company Stockholder" means any holder of record of shares of Company Stock outstanding immediately prior to the Effective Time; provided, however, that the term "Company Stockholder" shall not include any holder of Dissenting Shares.

     "Encumbrance" means any title defect or objection, lien, pledge, mortgage, deed of trust, security interest, claim (whether or not made, known or contingent), judgment, lease, license, charge, pledge, option, escrow, right of first refusal or offer, preemptive right, conditional sale or other title retention agreement, easement, encroachment or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever, in each case other than Permitted Encumbrances.

     "Escrow Agent" means the escrow agent under the Escrow Agreement.

     "Escrow Amount" means $10,000,000.

     "Exchange and Paying Agent Agreement" means the Exchange and Paying Agent Agreement substantially in the form attached hereto as Exhibit F.

     "GAAP" means United States generally accepted accounting principles, which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect as of the date of this Agreement.

     "Governmental Entity" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, federal, state, local, transnational or foreign.

     "Indebtedness" means, as applied to any Person, at any particular time, without duplication, (a) indebtedness of such Person for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) indebtedness of such Person evidenced by any note, bond, debenture or other debt security, (c) indebtedness of such Person for the deferred purchase price of property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more 30 days past due), (d) contingent reimbursement obligations of such Person with respect to letters of credit, (e) indebtedness guaranteed in any manner by such Person (including guarantees in form of an agreement to repurchase or reimburse), (f) obligations under capitalized leases with respect to which such Person is liable as obligor or guarantor, (g) any indebtedness secured by an Encumbrance on such Person's assets, (h) liabilities under any interest rate swap agreement, currency or other hedge agreement, derivative instrument, or other similar agreement designed to protect the Company against fluctuations in interest rates, (i) liabilities owed in respect of the termination or cancellation of any Material Contract, including under any employment or non-competition agreements, (j) liabilities for bank overdrafts excluding any book overdrafts relating to outstanding checks included in accounts payable to the extent treated as bank overdrafts or otherwise included in any of the
Company's financial statements and (k) any unsatisfied obligation for "withdrawal liability," as such term is defined under ERISA, to a Multiemployer Plan (as such term is defined under ERISA).

     "Knowledge of Company" means, with respect to any particular matter, the actual knowledge of the executive officers and directors of the Company after reasonable inquiry.

     "Master Lease" means the Master Lease Agreement, including schedules, by and between Datel, Inc. and Heller Financial Leasing, Inc., dated as of March 28, 2000, including those certain assignments of rights and interests by Heller Financial Leasing, Inc., effective as of February 12, 2001 and April 30, 2001.

     "Material Adverse Effect" means, with respect to any Person, any material, substantial or significant, and adverse, detrimental or negative, development or change in the business, operations, assets, liabilities, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, it being understood that general industry, economic, regulatory or political trends, developments or changes that do not disproportionately affect the

Company compared with other Persons also so involved in such industry or, the economy, generally, shall not be deemed to constitute or result in a Material Adverse Effect for purposes of this Agreement.

     "Mortgage" means the $6,850,000.00 mortgage loan secured by 11 Cabot Boulevard, Mansfield, MA, by Sun Life Assurance Company of Canada (U.S.) issued to Datel, Inc., dated as of August 27, 1997, including the related Supplemental Agreement by and between Datel, Inc. and Sun Life Assurance Company of Canada (U.S.), dated as of August 27, 1997.

     "Paying Agent" means Bank of New York, as the Paying Agent under the Exchange and Paying Agent Agreement.

     "Permitted Encumbrances" means (a) Encumbrances that arise out of taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) workmen's, repairmen's or other similar Encumbrances arising or incurred by the operation of law and in the ordinary course of business in respect of obligations which are not overdue, (c) minor title defects, recorded easements or Encumbrances affecting real property, which defects, easements or Encumbrances do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the real property to which they relate, assuming that the property is used on substantially the same basis as such property is currently being used by the Company or (d) Encumbrances listed in Schedule 2.10(a) and (e) (other than those noted as being discharged prior to Closing).

     "Person" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

     "Proprietary Rights" means all patents, patent disclosures, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, and all good will associated therewith, copyrights, copyright registrations and applications, mask works, trade names, corporate names, trade dress, technology, inventions, computer software, data and documentation (including electronic media), specifications, product drawings, training materials (including films, brochures and printed materials), catalogs and other advertising and promotional materials, trade secrets, know-how, confidential information, financial business and marketing plans, customer and supplier lists, and all other intellectual property and proprietary information or rights necessary for the operation of the business of the Company as is presently conducted.

     "Pro Rata Amount" means, with respect to the Aggregate Merger Consideration, the pro rata portion of such amount payable pursuant to the Company's certificate of incorporation per share of Company Common Stock and per share of Company Preferred Stock, all as reasonably determined by the
Stockholder Representatives; and, with respect to the Escrow Amount, the pro rata portion of such amounts similarly determined but also taking into account the portion thereof payable to Company Optionholders.

     "Shares" means shares of Company Stock.

     "Stockholder" means any holder of record of Shares immediately prior to the Effective Time.

     "Subsidiary(ies)" means, with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

     "Tax" and "Taxes" means (a) any tax, governmental fee, duties, assessments, imposts, levies or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to any Person, taxes levied on, or measured by, or referred to as income, gross receipts, profits or capital taxes, premium, sales, goods and services, use, value-added, excise, stamp, business, property, payroll, employment, health, Medicare or other social services taxes, and all surtaxes, alternative or add on minimum taxes, transfer taxes, customs duties and all other taxes, governmental fees and other like assessments and charges of any kind whatsoever (including, but not limited to, tax liabilities incurred or borne as a transferee or successor, or by contract, or otherwise)), whether computed on a separate, consolidated, unitary or combined basis or in any other manner, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and (b) any liability for the payment of any amount described in the foregoing clause (a) as a result of the Company or any Subsidiary being a member of an affiliated, consolidated or combined group with any corporation or other entity at any time on or prior to the Closing Date.

     "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

     "Tax Authority" means any governmental authority responsible for the imposition of any Tax.

     All references to "$" or "dollars" are to United States currency.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

     Section 11.1 Amendments. This Agreement may be amended only pursuant to an agreement in writing between the Parent, on the one hand, and the Stockholder Representatives, on the other hand, provided that such written agreement states that it is an amendment of this Agreement.

     Section 11.2 Expenses. All expenses incurred by any party hereto shall be borne by the party incurring the same. Except as provided otherwise herein, in the event of any dispute among the parties hereto, the prevailing party shall be entitled to recover all reasonable legal fees and expenses incurred in connection with such dispute from the non-prevailing party.

     Section 11.3 Notices. Any notice expressly provided for under this Agreement shall be in writing, and shall be deemed to have been duly given if
(a) delivered personally (effective upon delivery), (b) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five days after dispatch), (c) sent via a reputable, established courier service that guarantees next business day delivery (effective the next business day after delivery to such courier) or (d) sent via telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon the transmission of the telecopy in complete, readable form) addressed as set forth below. Any party and any representative designated below may, by notice to the others, change its address for receiving such notices.

     Address for notices to Parent and Acquirer and, after the Closing, for notices to the Surviving Corporation:

                C&D Technologies, Inc.
                1400 Union Meeting Road
                P.O. Box 3053
                Blue Bell, PA 19422
                Attention:  Vice President, Finance and Chief Financial Officer
                Facsimile:  (215) 619-7841
     with copies to:

                           C&D Technologies, Inc.
                           1400 Union Meeting Road
                           P.O. Box 3053
                           Blue Bell, PA 19422
                           Attention:  Vice President, General Counsel
                           Facsimile: (215) 619-7816

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Attention: F. George Davitt, Esq.
                           Facsimile:  (617) 248-7100

     Address for notices to Company Stockholders, Company Optionholders and/or the Stockholder Representatives:

                           Nicholas G. Tagaris                 Leif Jacobsen
                           3120 South Ocean Blvd.              6 Coach Road
                           Palm Beach, FL 33480                Walpole, MA 02081

                           Robert C. Caspar
                           6 Donnelly Drive
                           Dover, MA 02030

     with copies to:

                           Brown Rudnick Berlack Israels LLP
                           One Financial Center
                           Boston, MA  02111
                           Attention:  Steven R. London, Esquire
                           Facsimile:  (617) 856-8201

     Section 11.4 Assignment and Benefits of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. Before the Closing, this Agreement may not be assigned by any of the foregoing without the written consent of the others. After the Closing, this Agreement or any provision hereof may be assigned by Parent or the Surviving Corporation without the consent of any other party. Except for Section 1.13 (for the benefit of Company Optionholders) and Section 5.7 (for the benefit of directors and officers), nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their successors and assigns, any rights under or by reason of this Agreement.

     Section 11.5 Entire Agreement. This Agreement, including all Exhibits, Schedules and Recitals hereto, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.6 Disclosure in Schedules. For purposes of this Agreement, with respect to any matter that is clearly disclosed on any Schedule hereto in such a way as to make its relevance to the information called for by another Section of, or Schedule to, this Agreement readily apparent, such matter shall be deemed to have been disclosed in response to such other Section and/or Schedule, notwithstanding the omission of any appropriate cross-reference thereto; provided, however, that the Company hereby covenants to make a good faith diligent effort to make all appropriate cross-references within and to any and all Sections and Schedules.

     Section 11.7 Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

     Section  11.8  Governing  Law.  This  Agreement  shall be  governed  by and
interpreted   in  accordance   with  the  internal   laws  (not   including  the
choice-of-law rules) of the State of Delaware.

     Section 11.9 Jurisdiction and Venue. Subject to Section 5.9 of this Agreement, the parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Massachusetts state or federal court sitting in the Boston, Massachusetts, United States of America. Each party hereto waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     Section 11.10 Section Headings; Singular and Plural, Etc. All enumerated subdivisions of this Agreement are herein referred to as "Section" or "Subsection." The headings of Sections or Subsections are for reference only and shall not limit or control the meaning thereof. Whenever a singular number is used herein where required by context, the same shall include the plural, and the neutral gender shall include the masculine and feminine genders. Whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation."

     Section 11.11 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Each of the parties hereto represents to the other party hereto that it has discussed this Agreement with its counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 11.12 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance on the terms hereof, in addition to any other remedy at law or equity.

     Section 11.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAVIES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Merger Agreement as an instrument under seal as of the date and year first above written.

                                  DATEL HOLDING CORPORATION


                                 By /s/ Nicholas Tagaris
                                    --------------------------------------------
                                    Chief Executive Officer


                                  PARENT


                                 By /s/ Stephen E. Markert, Jr.
                                    --------------------------------------------
                                    Name:Stephen E. Markert, Jr.
                                    Title: VP-CFO


                                  CLETADD ACQUISITION CORPORATION


                                  By /S/ Brian D. Crowe
                                     -------------------------------------------
                                     Name:Brain D. Crowe
                                     Title:Vice President